EXHIBIT 2.1
                               PURCHASE AGREEMENT

                                      AMONG

                            SEROLOGICALS CORPORATION

                                  SERAMUNE, INC.

                              SERONAT PLASMA, INC.

                            NATIONS BIOLOGICS, INC.

                             DECATUR PLASMA, INC.

                            BLOOMINGTON PLASMA, INC.

                         LAKE FOREST PLASMA CENTER, INC.

                          SOUTHWEST PLASMA COMPANY, INC.

                         RIVERFRONT PLASMA COMPANY, INC.

                          GREEN STREET BIOLOGICAL CORP.

                        SILVER STATE PLASMA PRODUCTS, INC.

                                 RODNEY L. SAVOY

                                 BARRY J. HEINEN

                               NOEL P. DRAGON, JR.

                                       AND

                              LA SAVOY FAMILLE, L.C.

                     _____________________________________

                              AS OF MARCH 6, 1997
                     _____________________________________

                              TABLE OF CONTENTS

ARTICLE I.PURCHASE AND SALE OF ASSETS AND STOCK...............................6
    Section 1.01   Sale and Purchase of Assets................................6
    Section 1.02   Excluded Assets............................................8
    Section 1.03   Sale and Purchase of Stock.................................8
    Section 1.04   No Liabilities Transferred.................................8
    Section 1.05   Purchase Price and Adjustments.............................8
    Section 1.06   Balance Sheet Adjustment..................................11
    Section 1.07   Closing Date Financial Statements.........................11
    Section 1.08   Earn-Out..................................................12
    Section 1.09   Payments of Purchase Price and Adjustments................13
    Section 1.10   Work Papers...............................................15
    Section 1.11   Allocation of Purchase Price..............................15
    Section 1.12   Transfer Taxes............................................16
ARTICLE II.THE CLOSING.......................................................16
    Section 2.01   Closing Date..............................................16
    Section 2.02   Deliveries at Closing.....................................16
ARTICLE III.REPRESENTATIONS AND WARRANTIES OF SELLERS AND COMPANIES..........20
    Section 3.01   Organization and Qualification............................20
    Section 3.02   Authority.................................................21
    Section 3.03   Consents and Approvals; No Violations.....................21
    Section 3.04   Capitalization............................................22
    Section 3.05   Subsidiaries..............................................22
    Section 3.06   Companies' Articles of Incorporation and By-laws..........22
    Section 3.07   Compliance With Laws; Licenses............................22
    Section 3.08   Litigation; Investigations................................23
    Section 3.09   Taxes.....................................................23
    Section 3.10   Employee Benefit Plans; ERISA.............................25
    Section 3.11   Labor Relations...........................................27
    Section 3.12   Insurance Policies........................................28
    Section 3.13   Environmental Laws........................................28
    Section 3.14   Financial Statements and Books and Records................29
    Section 3.15   No Material Adverse Change................................29
    Section 3.16   Absence of Liabilities....................................30
    Section 3.17   Absence of Specified Changes..............................30
    Section 3.18   Corporate Names...........................................32
    Section 3.19   Real Property; Leases.....................................32
    Section 3.20   Equipment and Personal Property...........................33
    Section 3.21   Intellectual Property.....................................33
    Section 3.22   Software..................................................33
    Section 3.23   Contracts.................................................34
    Section 3.24   Inventory.................................................34
    Section 3.25   Major Customers and Suppliers.............................34
    Section 3.26   Directors, Officers and Key Employees.....................34
    Section 3.27   Title to Properties; Liens................................35
    Section 3.28   Intentionally Omitted.....................................35
    Section 3.29   Transactions with Affiliates..............................35
    Section 3.30   Valid Transfer............................................35
    Section 3.32   Absence of Certain Practices..............................35
    Section 3.33   Accounts Payable and Accrued Expenses.....................36
    Section 3.34   Accounts Receivable.......................................36
    Section 3.35   Identification of Depositories and Authority..............36
    Section 3.36   WARN Act..................................................36
    Section 3.37   Disclosure................................................36

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYERS.........................36
    Section 4.01   Organization and Qualification............................36
    Section 4.02   Authority.................................................37
    Section 4.03   Consents and Approvals; No Violations.....................37
ARTICLE V.CERTAIN COVENANTS..................................................37
    Section 5.01   Access to Information.....................................37
    Section 5.02   Conduct of Business in Normal Course......................37
    Section 5.03   Consent...................................................40
    Section 5.04   Further Assurances........................................40
    Section 5.05   No Solicitation...........................................40
    Section 5.06   Notification of Certain Matters...........................40
    Section 5.07   Supplements to Schedules..................................40
    Section 5.08   Confidentiality...........................................41
    Section 5.09   Names of Centers..........................................42
    Section 5.10   Donors....................................................42
ARTICLE VI.CONDITIONS TO EACH PARTY'S OBLIGATIONS............................42
    Section 6.01   Governmental Authorizations; Consents.....................42
    Section 6.02   Absence of Litigation.....................................43
    Section 6.03   No Injunction.............................................43
ARTICLE VII.CONDITIONS PRECEDENT TO BUYERS' OBLIGATION.......................43
    Section 7.01   Accuracy of Representations and Warranties................43
    Section 7.02   Performance by Sellers and the Companies..................43
    Section 7.03   Opinion of Sellers' Counsel...............................43
    Section 7.04   Non-Competition Agreements................................44
    Section 7.05   QPP Certification.........................................44
    Section 7.06   Investigations............................................44
    Section 7.07   Casualty Losses; Material Change..........................44
    Section 7.08   Customer Consents.........................................44
    Section 7.09   Assets....................................................44
    Section 7.10   Standard Operating Procedures.............................44
    Section 7.11   Board of Directors........................................44
    Section 7.12   Employment Agreement......................................44
    Section 7.13   Termination of Related Party Agreements...................44
    Section 7.14   Repayment of Indebtedness.................................44
    Section 7.15   Real Estate Leases........................................45
    Section 7.16   Investment Representations................................45
    Section 7.17   Certain Contracts.........................................45
    Section 7.18   Milwaukee Center..........................................45
    Section 7.19   Transition Agreement......................................45

ARTICLE VIII.CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS....................45
Section 8.01   Accuracy of Representations and Warranties....................45
Section 8.02   Performance by Buyer..........................................45

ARTICLE IX.SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.46
ARTICLE X.INDEMNIFICATION....................................................46
Section 10.01   General Indemnity............................................46
Section 10.02   Indemnification Procedure....................................47

ARTICLE XI.TERMINATION.......................................................48
Section 11.01   Right to Terminate...........................................49
Section 11.02   Obligations to Cease.........................................49

ARTICLE XII.OBLIGATIONS AFTER THE CLOSING....................................50
Section 12.01   Tax Returns..................................................50
Section 12.02   Access to Information........................................50
Section 12.03   Employees and Employee Benefits..............................50
Section 12.04   Tax Audits...................................................51
Section 12.05   Further Assurances...........................................51
Section 12.06   Bulk Sales Compliance........................................51
Section 12.07   Inventory....................................................52

ARTICLE XIII.MISCELLANEOUS...................................................52
Section 13.01   Publicity....................................................52
Section 13.02   Costs........................................................52
Section 13.03   Headings.....................................................52
Section 13.04   Notices......................................................52
Section 13.05   Assignment and Successors....................................53
Section 13.06   Binding Effect...............................................53
Section 13.07   Governing Law; Forum; Process................................53
Section 13.08   Entire Agreement.............................................54
Section 13.09   Counterparts.................................................54
Section 13.10   Severability.................................................54
Section 13.11   No Prejudice.................................................54
Section 13.12   Words in Singular and Plural Form............................54
Section 13.13   Parties in Interest..........................................54
Section 13.14   Amendment and Modification...................................54
Section 13.15   Waiver.......................................................54
Section 13.16   Knowledge of Seller..........................................55

                               PURCHASE AGREEMENT

     PURCHASE AGREEMENT, dated as of March 6, 1997, by and among Serologicals Corporation, a Delaware corporation ("Serologicals" and a "Buyer"), Seramune, Inc., a Delaware corporation ("Seramune" and a "Buyer"), Seronat Plasma, Inc., a Delaware corporation ("Newco", a "Buyer" and collectively with Serologicals and Seramune, the "Buyers"), Nations Biologics, Inc., a Louisiana corporation ("Nations" and a "Company"), Bloomington Plasma, Inc., a Nevada corporation ("Bloomington" and a "Company"), Decatur Plasma, Inc., a Louisiana corporation ("Decatur", a "Seller" and a "Company"), Lake Forest Plasma Center, Inc., a Louisiana corporation ("Lake Forest", a "Seller" and a "Company"), Southwest Plasma Company, Inc., a Louisiana corporation ("Southwest", a "Seller" and a "Company"), Riverfront Plasma Company, Inc., a Louisiana corporation ("Riverfront", a "Seller" and a "Company"), Green Street Biological Corp., a Nevada corporation ("Green Street", a "Seller" and a "Company"), Silver State Plasma Products, Inc., a Nevada corporation ("Silver State", a "Seller" and collectively with Nations, Decatur, Bloomington, Lake Forest, Southwest, Riverfront and Green Street, the "Companies"), Barry J. Heinen ("Heinen" and a "Seller"), Noel P. Dragon, Jr. ("Dragon" and a "Seller"), La Savoy Famille, L.C. ("La Savoy Famille" and a "Seller") and Rodney L. Savoy ("Savoy", a "Seller" and collectively with Decatur, Lake Forest, Southwest, Riverfront, Green Street, Silver State, Heinen, Dragon and La Savoy Famille, the "Sellers"). Savoy, Heinen, Dragon and La Savoy Famille are sometimes collectively referred to herein as the "Stockholders".

     WHEREAS, the Companies are engaged, directly or indirectly through subsidiaries, in the business of collecting, analyzing, processing and selling human blood plasma and other human biological products or components and the operation of centers ("Centers") for the conduct of such business at the locations set forth on Schedule 1 (the business being conducted at each such Center or Company, a "Business" and collectively the business conducted at all Centers or Companies the "Business");

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Newco desires to purchase from Decatur, Lake Forest, Southwest, Riverfront, Green Street and Silver State (collectively, the "Asset Companies") and the Asset Companies desire to sell to Newco, substantially all of the assets of the Asset Companies as more particularly described herein in consideration for the payments from Newco as set forth herein;

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Seramune desires to purchase from Savoy, La Savoy Famille, Heinen and Dragon and Savoy, La Savoy Famille, Heinen and Dragon desire to sell to Seramune, all of the capital stock of Nations, more particularly described herein in consideration for the payments from Seramune as set forth herein;

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Seramune desires to purchase from Savoy, Heinen and Dragon and Savoy, Heinen and Dragon desire to sell to Seramune, all of the capital stock of Bloomington as more particularly described herein in consideration for the payments from Seramune as set forth herein;
     WHEREAS, Serologicals is the owner, directly or indirectly, of all of the capital stock of Seramune and Newco;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I.

                      PURCHASE AND SALE OF ASSETS AND STOCK

    Section 1.01 Sale and Purchase of. Except as set forth in Section 1.02 hereof, upon the terms and subject to the conditions set forth herein, at the Closing (as defined herein), the Asset Companies shall sell, convey, transfer, assign and deliver to Newco, and Newco shall purchase, acquire and accept from the Asset Companies, free and clear of all liens, charges and encumbrances (subject to only those liens for liabilities which Newco specifically agrees in writing to assume), all of the Asset Companies' right, title and interest in and to all properties, assets, contracts, rights and choses in action of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, that are related to or existing, used or held for use in connection with the Business, as the same may exist on the Closing Date (as defined herein) (the "Assets"), including, without limitation, the following:

          (A) all cash, accounts receivable, prepaid expenses and unused advances of any kind of each of the Asset Companies related to the Business, including but not limited to those which are specified on
     Schedule 1.01(A);

          (B) all right, title and interest of each of the Asset Companies in and to all contracts (including donor contracts), agreements, arrangements, instruments, documents of any nature or description, including but not limited to those which are specified on Schedule 1.01(B);

          (C) all machinery, equipment, furniture, fixtures, office and computer equipment, leasehold improvements, vehicles and other tangible personal property of each of the Asset Companies related to the Business including but not limited to those which are specified on Schedule 1.01(C);
          (D) to the extent permitted by law, all interests of each of the Asset Companies in regulatory licenses, approvals, permits and applications held by each of the Asset Companies, including but not limited to those which are specified on Schedule 1.01(D);

          (E) all donor lists and records in any form (and all software related to any such computer records), whether past, present or future, of each of the Asset Companies;

          (F) all computer software, computer databases, computer programs, application software, source codes, and object codes of each of the Asset Companies related to the Business, including but not limited to those which are specified on Schedule 1.01(F);

          (G) all patents, trade secrets, inventions, processes, procedures, research records, market surveys, copyrights, servicemarks, trade names and know-how and other intellectual property, wherever located, of each of the Asset Companies related to the Business and all registrations and applications for registration of any of the foregoing, including but not limited to those which are specified on Schedule 1.01(G);

          (H) all right, title and interest of each of the Asset Companies under the real property leases listed on Schedule 1.01(H);

          (I) all inventories, immunogen cells, supplies and similar tangible assets of each of the Asset Companies related to the Business including but not limited to those which are specified on Schedule 1.01(I);

          (J) all right, title and interest of each of the Asset Companies in and to the corporate names of each of the Asset Companies and all names under which each of the Asset Companies is doing business or has conducted business during the previous five-year period, each such name being listed on Schedule 1.01(J) hereof;

          (K) all goodwill of each of the Asset Companies generated by the Business;

          (L) all books, records, correspondence, manuals, production records, employment records, standard operating procedures, customer relation information of each of the Asset Companies relating to the Business and any other confidential or proprietary information pertaining to the Business; and

          (M) all other assets and properties of any nature whatsoever held by each of the Asset Companies, either directly or indirectly, and used in, allocated to, or required for the conduct of, the Business, including all data, files, indices, analyses and similar information, all stationery, invoices and other forms and all other records of any kind.
     Section 1.02 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Sellers shall retain and shall not sell, transfer, convey or assign to Buyers, and the Buyers shall not purchase or acquire any of the following (collectively, the "Excluded Assets"):

          (a) the note receivable from Seracare recorded on the books and records of Silver State Plasma Products, Inc.;

          (b) obligations or liabilities of stockholders, officers, directors or their affiliates to the Asset Companies; and

          (c) the plasma from donor No. 00974 (Decatur) and any contracts between Sellers and such donor (the "Decatur Donor").

     Section 1.03 Sale and Purchase of Stock. The Stockholders, on the terms and subject to the conditions hereinafter set forth, agree to sell, assign, transfer and convey to Seramune, free and clear of all liens, claims, charges, encumbrances, security interests, pledges, equities, assessments or restrictions of any nature whatsoever, and Seramune agrees to purchase 1,000 shares of common stock, no par value of Nations and 2,500 shares of common stock, no par value of Bloomington (collectively, the "Stock"), which constitute all of the issued and outstanding shares of capital stock of Nations and Bloomington, respectively, for the Stock Purchase Price (as hereinafter defined), payable as set forth herein (the "Stock Purchase").

     Section 1.04 No Liabilities Transferred. Notwithstanding anything to the contrary in this Agreement, Buyers shall not assume any liabilities of the Companies whether accrued, absolute, or contingent, recorded or unrecorded or otherwise, other than (i) Accounts Payable and Accrued Expenses (as each are defined hereafter) incurred in the ordinary course of business accruing up to the Closing Date and reflected on the Balance Sheet (as defined hereafter) and
(ii) Assumed Indebtedness (as defined hereinafter).

     Section 1.05 Purchase Price and Adjustments. (a) The Purchase Price (hereafter defined) for the Assets and the Stock shall be $14,412,000 (less Excluded Assets of $247,146), which shall consist of (a) $7,808,734 (the "Base Payment") (as calculated on Exhibit 1.05) as adjusted below pursuant to this
Section 1.05 and Section 1.06 and (b) the estimated Assumed Indebtedness in the amount of $6,356,120 as reflected on Exhibit 1.05 (the "Estimated Assumed Indebtedness"), which the Buyer shall pay or assume. The Base Payment, the Excluded Assets and the Assumed Indebtedness are referred to herein collectively as the "Purchase Price."

          (b)  Intentionally omitted.

Confidential Treatment Requested. The redacted material has been separately filed with the Commission and bracketed at the appropriate place and marked with a star [*] in this filing.

          (c) In addition to the Base Payment, the Buyers and the Sellers agree that there shall be an "Adjustment Amount." The Adjustment Amount, if any, shall be equal to (i) the product of (1) Audited Earnings (as hereafter defined) and (2) [*], less (ii) the sum of (x) the Base Payment and (y) the Estimated Assumed Indebtedness. If the Adjustment Amount is a positive number the Buyers shall pay the Adjustment Amount to the Sellers as set forth below and if the Adjustment Amount is a negative number the Sellers shall pay the Adjustment Amount to the Buyers as set forth below. "Audited Earnings" shall be derived from the operations of the Companies and their subsidiaries and shall mean the product of (A) Adjusted Earnings (as defined in Section 1.08) for the 3 month period ended December 31, 1996 as calculated pursuant to the Final Audit (as defined below) and (B) 4.0. The Sellers shall cause, at Sellers' sole expense, an audit (the "Audit") of the combined financial statements of the Companies and their subsidiaries, as of December 31, 1996 and for the twelve month period then ended, to be completed by March 31, 1997 by a nationally recognized accounting firm reasonably acceptable to the Buyers. Within thirty (30) days after the delivery of the Audit, Buyers may notify Sellers of any objections or changes thereto, specifying in reasonable detail any such objections or changes. If Buyers have no objections or changes to the Audit, or if Sellers and Buyers agree on resolution of all objections or changes, then such Audit, with such changes as are agreed upon, shall be final and binding, and shall be referred to as the "Final Audit." If Sellers and Buyers shall fail to reach an agreement with respect to all objections or changes, then all disputed objections or changes shall, not later than ten (10) days after one of the parties affirmatively terminates discussion in writing with respect to such objections or changes, be submitted to an impartial certified public accounting firm of national standing reasonably acceptable to Buyers on the one hand and Sellers on the other (the "Independent Auditor"). Buyers and Sellers shall use reasonable efforts to cause the Independent Auditor, within twenty five (25) days of its appointment, to use its best judgment in resolving the disputes submitted to it. The Audit, as adjusted pursuant to the preceding sentence shall be final and binding and shall be referred to as the "Final Audit". In the event that the Independent Auditor resolves all disputes presented to it in the manner proposed by one of the parties, the fees and expenses of the Independent Auditor relating to the resolution of such dispute shall be paid by the other party. In all other events, the fees and expenses of the Independent Auditor shall be shared in the same proportion that the Buyers' position, on the one hand, and the Sellers' position, on the other hand, initially presented to the Independent Auditor bear to the final resolution as determined by the Independent Auditor. Notwithstanding anything else contained herein, items of revenue and expense, including but not limited to the CMV Deficiency (as defined below), of the Companies and their subsidiaries which are not reflected in the Final Audit but which would cause a revision in Audited Earnings or relate to the operations of the Business during the three month period ended December 31, 1996 and which are discovered by Buyers on or prior to February 28, 1998 shall be taken into account in the period incurred in calculating the Audited Earnings for purposes of determining the Purchase Price and the Full Earn-Out (as hereinafter defined).
          (d) To the extent that any plasma held in inventory by the Companies or their subsidiaries on December 31, 1996 as included on Schedule 3.24, which has been represented as, labeled as, or intended to be used for, the treatment of cytomegalovirus ("CMV Plasma"), is not shipped for sale in the ordinary course of business by April 30, 1997 for an amount at least equal to the operating profit per liter used in calculating the Adjusted Earnings used to calculate the Base Payment (as reflected in Exhibit 1.05), the Base Payment shall be deemed excessive and the Adjusted Earnings used to calculate the Audited Earnings shall be revised to reflect the difference between (x) such operating profit per liter multiplied by the number of liters of CMV Plasma held in inventory by the Companies or their subsidiaries on December 31, 1996 and (y) the operating profit actually recognized, if any, for such CMV Plasma shipped for sale on or prior to April 30, 1997 (the "CMV Deficiency").

          (e)   (i)   In the event that at any time before the first
anniversary of the Closing Date, the Buyer shall receive notice from any customer of the Business or the Food and Drug Administration (the "FDA") that any Center is prohibited from shipping plasma because it exceeds QPP Viral Marker Limits (as hereafter defined), the Purchase Price shall be deemed excessive (the "Viral Marker Deficiency") and the Sellers shall pay a Viral Marker Deficiency to the Buyers equal to $600,000, except with respect to the Oakland Center, the Decatur Center, the Melrose Park Center and the South Alameda Center (the "Start-Up Centers"), for which the Sellers shall pay a Viral Marker Deficiency to the Buyers equal $125,000.

                (ii) With respect to the Centers listed on Schedule 1.05(e)(ii) (other than the Start-Up Centers), such Centers shall be deemed to have a Viral Marker Deficiency subject to the following: (a) if, during the second three month period after March 31, 1997 such Center is in conformity with the QPP Viral Marker Limits for such quarterly period (if monthly data is not available) or for any two of such months, then such Center shall be deemed not to have a Viral Marker Deficiency, (b) if, during the second three month period after March 31, 1997 such Center is not in conformity with the QPP Viral Marker Limits for such quarterly period (if monthly data is not available) or for any two of such months, then such Center shall be deemed to have a Viral Marker Deficiency equal to $300,000, and, if, during the third three month period after March 31, 1997 such Center is not in conformity with the QPP Viral Marker Limits during such quarterly period (if monthly data is not available) or during any month, then such Center shall be deemed to have an additional Viral Marker Deficiency equal to $300,000.

                (iii) With respect to the Start-Up Centers listed on Schedule 1.05(e)(iii), such Centers shall be deemed to have a Viral Marker Deficiency subject to the following: (a) if, during the second three month period after March 31, 1997 such Center is in conformity with the QPP Viral Marker Limits for such quarterly period (if monthly data is not available) or for any two of such months, then such Center shall be deemed not to have a Viral Marker Deficiency, (b) if, during the second three month period after March 31, 1997 such Center is not in conformity with the QPP Viral Marker Limits for such quarterly period (if monthly data is not available) or for any two of such months, then such Center shall be deemed to have a Viral Marker Deficiency equal to $62,500, and, if, during the third three month period after March 31, 1997 such Center is not in conformity with the QPP Viral Marker Limits during such quarterly period (if monthly data is not available) or during any month, then such Center shall be deemed to have an additional Viral Marker Deficiency equal to $62,500. "QPP Viral Marker Limits" shall mean those limits as published from time to time by the American Blood Resource Association ("ABRA") (those limits, as of the date of the Closing, are set forth on Schedule 1.05(e)).
                (iv) During the periods referred to in this Section 1.05(e), Sellers have authority at their expense (other than for expenses required to be incurred in the ordinary course of business), subject to the approval of the Buyers, which approval shall not be unreasonably withheld, to take such action as is reasonably necessary to prevent or correct conditions contributing to any Center not being in conformity with QPP Viral Marker Limits.

     Section 1.06 Balance Sheet Adjustment. The Purchase Price shall reflect the change in the Adjusted Net Assets and Assumed Indebtedness of the Companies as reflected on the Final Balance Sheet (as defined in Section 1.07). To the extent, if any, that the Adjusted Net Assets on the Closing Date (inclusive) are in excess of the Adjusted Net Assets as set forth on the September 30, 1996 financial statements as provided by Arthur Andersen, LLP (a preliminary set of which is attached to Schedule 3.14), the Purchase Price shall increase by such excess, and to the extent, if any, that the Adjusted Net Assets on the Closing Date (inclusive) are less than the Adjusted Net Assets as set forth on the September 30, 1996 financial statements as provided by Arthur Andersen, LLP (a preliminary set of which is attached to Schedule 3.14), the Purchase Price shall decrease by such deficiency. To the extent, if any, that the Assumed Indebtedness is in excess of the Estimated Assumed Indebtedness, the Purchase Price shall decrease by such excess, and to the extent, if any, that the Assumed Indebtedness is less than the Estimated Assumed Indebtedness, the Purchase Price shall increase by such deficiency. The net adjustment to the Base Payment described in this Section 1.06 is referred to as the "Balance Sheet Adjustment". For purposes of this Agreement, "Adjusted Net Assets" shall mean total assets of the Business as calculated in accordance with Exhibit 1.08(c) (other than stockholder or intercompany receivables, amounts due from stockholders or related parties or Excluded Assets reflected in Section 1.02) less accounts payable, accrued expenses and other non-interest bearing operating liabilities or obligations of the Companies; provided, however, that any changes to Adjusted Net Assets as a result of capital improvements by the Sellers made on or after September 30, 1996 shall be excluded from the Adjusted Net Assets on the Closing Date; provided, further, that the Adjusted Net Assets at September 30, 1996 shall reflect the opening balance sheets and necessary purchase accounting adjustments related to the acquisition of the Milwaukee and Gretna Centers and Adjusted Net Assets as of the Closing Date shall exclude any accounts receivable balances related to the Milwaukee and Gretna Centers. For purposes of this Agreement, "Assumed Indebtedness" shall mean the total indebtedness of Nations, Bloomington and their respective subsidiaries outstanding as of the Closing Date and the total indebtedness of the Asset Companies and their respective subsidiaries as of the Closing Date, provided that the Buyers have specifically agreed in writing to assume or pay such indebtedness. Notwithstanding anything else contained herein, items which are not reflected in the Final Balance Sheet but which would cause a revision in the Balance Sheet Adjustment and which are discovered by Buyers on or prior to February 28, 1998 shall be taken into account in the period incurred in calculating the Adjusted Net Assets for purposes of determining the Purchase Price and the Balance Sheet Adjustment.

Confidential Treatment Requested. The redacted material has been separately filed with the Commission and bracketed at the appropriate place and marked with a star [*] in this filing.

     Section 1.07 Closing Date Financial Statements. As promptly as practicable after the Closing Date (but in no event later than forty five days
(45) days after the Closing Date), Sellers will prepare (i) the balance sheet of the Companies and their subsidiaries as of the Closing Date which shall fairly present the financial position of the Companies and their subsidiaries as of the Closing Date (the "Balance Sheet"), (ii) the results of operations of the Companies and their subsidiaries for the period January 1, 1997 through the Closing Date, in each case in accordance with U.S. generally accepted accounting principles, (iii) a complete and accurate list of inventory, by product line, of each Company and their subsidiaries as of the Closing Date and
(iv) a certificate setting forth the amount of the Balance Sheet Adjustment and the calculation thereof in reasonable detail (the "Certificate"). Buyers and their representatives shall have a right to review the Balance Sheet and the Certificate. Within thirty (30) days after the delivery of the Balance Sheet and the Certificate, Buyers may notify Sellers of any objections or changes thereto, specifying in reasonable detail any such objections or changes. If Buyers have no objections or changes to the Balance Sheet or the Certificate, or if Sellers and Buyers agree on the resolution of all objections or changes, then such Balance Sheet and Certificate, with such changes as are agreed upon, shall be final and binding, and shall be referred to as the "Final Balance Sheet" and "Final Certificate", respectively. If Sellers and Buyers shall fail to reach an agreement with respect to all objections or changes, then all disputed objections or changes shall, not later than ten (10) days after one of the parties affirmatively terminates discussions in writing with respect to such objections or changes, be submitted for resolution to the Independent Auditor. Buyers and Sellers shall use reasonable efforts to cause the Independent Auditor, within twenty five (25) days of its appointment, to use its best judgment in resolving the disputes submitted to it. The Balance Sheet and/or Certificate, as adjusted pursuant to the preceding sentence shall be final and binding and shall be referred to as the "Final Balance Sheet" and the "Final Certificate". In the event that the Independent Auditor resolves all disputes presented to it in the manner proposed by one of the parties, the fees and expenses of the Independent Auditor relating to the resolution of such dispute shall be paid by the other Party. In all other events, the fees and expenses of the Independent Auditor shall be shared in the same proportion that the Buyers' position, on the one hand, and the Sellers' position, on the other, initially presented to the Independent Auditor bears to the final resolution as determined by the Independent Auditor.

     Section 1.08 Earn-Out. In addition to the Purchase Price, the Buyers and the Sellers agree that there shall be an earn out (the "Full Earn-Out") equal to the product of (1) [*] (the "Multiplier") and (2) (a) the quotient determined by dividing (x) the Adjusted Earnings for the 14 month period ending as of February 28, 1998 (the "Full Earn-Out Period") by (y) 1.167 less (b) the Audited Earnings.
          (i) Advance payments against the Full Earn-Out shall be calculated as follows: There shall be an estimated calculation (the "First Quarter Earn-Out," the "Second Quarter Earn Out" and the "Third Quarter Earn-Out", respectively; and each, a "Quarter Earn-Out") for each of the first three three-month periods (the "First Earn-Out Period", "Second Earn-Out Period" and the "Third Earn-Out Period", respectively) ending after December 31, 1996. The First Quarter Earn-Out shall equal the product of (1) the Multiplier and (2)
(x) the Adjusted Earnings (hereafter defined) for the 3 month period ending as of the end of the First Earn-Out Period less (y) the Audited Earnings divided by 4.0. To the extent that the First Quarter Earn-Out is a positive number, there shall be a cash advance to the Sellers pursuant to Section 1.09(e). The Second Quarter Earn-Out shall equal (i) the product of (1) the Multiplier and
(2) (x) the Adjusted Earnings for the 6 month period ending as of the end of the Second Earn-Out Period less (y) the Audited Earnings divided by 2.0, less
(ii) the First Quarter Earn-Out (if positive). To the extent the Second Quarter Earn-Out is a positive number, there shall be a cash advance to the Sellers pursuant to Section 1.09(e). The Third Quarter Earn-Out shall equal
(i) the product of (1) the Multiplier and (2) (x) the Adjusted Earnings for the 9 month period ending as of the end of the Third Earn-Out Period less (y) the Audited Earnings divided by 1.3333, less (ii) the First Quarter Earn-Out and the Second Quarter Earn-Out (in each case, if positive). To the extent the Third Quarter Earn-Out is a positive number, there shall be a cash advance to the Sellers pursuant to Section 1.09(e).

          (ii) To the extent that the Full Earn-Out exceeds the aggregate of the advances paid by Buyers in respect of the First Quarter Earn-Out, the Second Quarter Earn-Out and the Third Quarter Earn-Out, such excess shall be paid by Buyers to Sellers upon the Full Earn-Out Statement being deemed final and binding in accordance with Section 1.09(e). To the extent that the aggregate of the advances paid by Buyers in respect of the First Quarter Earn-Out, the Second Quarter Earn-Out and the Third Quarter Earn-Out exceeds the Full Earn-Out amount, such excess shall be repaid by Sellers to the Buyers upon the Full Earn-Out Statement being deemed final and binding in accordance with
Section 1.09(e). "Adjusted Earnings" shall be derived from the income of the Companies and shall mean earnings before interest, income taxes, depreciation, amortization ("EBITDA"), and any other nonrecurring items as mutually agreed by the Buyers, on the one hand, and the Sellers, on the other, calculated in accordance with U.S. generally accepted accounting principles and by reference to Exhibit 1.08(c). Exhibit 1.08(c) sets forth certain guidelines that shall be used in calculating the Adjusted Earnings for the Full Earn-Out, but to the extent anything therein is inconsistent with Section 1.08, the provisions of
Section 1.08 shall control. If the Adjusted Earnings for the 14 month period ending as of the Full Earn-Out Period divided by 1.167 do not exceed the Audited Earnings, the Sellers shall pay Buyers $1,000,000 (the "Deficiency Payment") in accordance with Section 1.09(e). In the event that there are any Center(s) not Licensed (as hereinafter defined) during any Earn-Out Period or as of the end of the eighteen month period referred to in Section 1.09(e), the Adjusted Earnings (if positive) derived from any such Center(s) shall be excluded from such Earn-Out calculation.

     Section 1.09   Payments of Purchase Price and Adjustments.

          (a) The Base Payment payable at Closing by Buyers to or on behalf of the Sellers shall be $7,808,734, which sum shall be paid as follows: (i) $3,808,734 by transfer of immediately available funds to an account(s) previously designated by Sellers as more particularly set forth on Schedule 1.09(a)(i) and (ii) delivery to the Sellers of a convertible subordinated promissory note(s) of Serologicals in the aggregate principal amount of $4,000,000 in the form attached hereto as Exhibit A (the "Note") as more particularly set forth on Schedule 1.09(a)(ii).
          (b) Subject to offset, within ten (10) days of the parties' receipt of the Final Balance Sheet and Final Certificate, the net amount owing to the Buyers or Sellers, as the case may be, due to the Balance Sheet Adjustment, shall be paid to the Buyers or Sellers, as the case may be, by transfer from the Sellers or Buyers of immediately available funds to an account previously designated by the Buyers or Sellers, as appropriate.

          (c) Subject to offset and subject to the last sentence of Section 1.05(c), within ten (10) days of the parties' receipt of the Final Audit, the net amount owing to the Sellers or the Buyers, as the case may be, due to the Adjustment Amount, shall be paid to the Sellers or the Buyers, as the case may be, by transfer from the Buyers or the Sellers of immediately available funds to an account previously designated by the Sellers or Buyers, as appropriate. If there is an additional adjustment attributable to Section 1.05(d) or the last sentence of Section 1.05(c), within ten (10) days of such adjustment, the amount owing to the Sellers or the Buyers, as the case may be, due to such adjustment, shall be paid to the Sellers or the Buyers, as the case may be, by transfer from the Buyers or the Sellers of immediately available funds to an account previously designated by the Sellers or Buyers, as appropriate.

          (d) Within ten (10) days of the determination of a Viral Marker Deficiency, the net amount owing to the Buyers due to the Viral Marker Deficiency shall be paid to the Buyers by transfer from the Sellers of immediately available funds to an account previously designated by the Buyers.

          (e)   (i)   Subject to offset and except as hereinafter provided, 60
days after the end of each of the First Earn-Out Period, Second Earn-Out Period and Third Earn-Out Period, 50.0% of the First Quarter Earn-Out, Second Quarter Earn-Out and Third Quarter Earn-Out, respectively, shall be advanced by the Buyers to or on behalf of the Sellers (with the payment of the other 50.0% being deferred until the payment of the "Final Earn-Out Payment" as provided below (the Final Earn-Out Payment shall be the deferred amounts, if any, plus the Full Period Earn-Out after giving effect to advances).

                (ii) On or before the expiration of sixty (60) days from the end of the Full Earn-Out Period, the Buyers shall prepare a statement calculating the Full Earn-Out Payment (the "Full Earn-Out Statement") and furnish it to Sellers. If any Seller objects to such statement, it shall notify Buyers in writing of the basis of its objection within thirty (30) business days after its receipt of such statement. If Sellers shall fail to object within such thirty (30) business day period, the Full Earn-Out Statement shall be deemed final and binding and the Final Earn-Out Payment owing to the Sellers or the amount owing to the Buyers (including the Deficiency Payment, if any), as the case may be, shall be paid to the Buyers or the Sellers, as the case may be, within ten (10) days from date of receipt of acceptance or the expiration of the thirty (30) day time period, based upon the Full Earn-Out Statement; provided, however, that if the Full Earn-Out (less amounts advanced pursuant to Section 1.09(e)(i)) is a positive number, Buyers shall not be required to pay any amounts attributable to the Adjusted Earnings of any Center which is not (i) licensed by the FDA to collect and ship plasma under Section
3.21 of the Public Health Service Act and 21 CFR Part 600-640.7 and (ii) QPP certified (collectively, "Licensed") until ten (10) days after any such Center is so Licensed; provided, further, that if any Center is not Licensed by the eighteen month anniversary of the Closing Date, the Full Earn-Out and Final Earn-Out Payment shall be adjusted to exclude the Adjusted Earnings, if positive, attributable to such Center and the Sellers shall pay the Buyers the amount of such adjustment (including the Deficiency Payment, if any). In the event Sellers shall object to the Full Earn-Out Statement within the time provided, Buyers and Sellers shall use their best efforts to resolve any disagreement within ten (10) business days of the receipt by Buyers of Sellers' objections. If Buyers and Sellers are unable to resolve Sellers' objections to the Full Earn-Out Statement, then Sellers and Buyers shall submit the unresolved objections to an Independent Auditor selected in accordance with
Section 1.07 for resolution in accordance with the terms of this Agreement.
The decision of such Independent Auditor shall be final and binding on all parties hereto. Upon the resolution of such objection, the Full Earn-Out Statement shall be deemed final and binding and the Final Earn-Out Payment owing to the Sellers or the amount owing to the Buyers (including the Deficiency Payment, if any), as the case may be, shall be paid to the Buyers or the Sellers, as the case may be, within ten (10) days, based upon the final determination by such Independent Auditor. In the event that the Independent Auditor resolves all disputes presented to it in the manner proposed by one of the parties, the fees and expenses of the Independent Auditor relating to the resolution of such dispute shall be paid by the other party. In all other events, the fees and expenses of the Independent Auditor shall be shared in the same proportion that the Buyers' position, on the one hand, and the Sellers' position, on the other, initially presented to the Independent Auditor bears to the final resolution as determined by the Independent Auditor.

     Section 1.10 Work Papers. Each Buyer, each Seller and each Company agree to permit the other party and such other party's accounting firm and the Independent Auditor, if any, to have reasonable access during normal business hours to its books and records as they relate to the Companies, the Business and the books and records of the Companies, including, without limitation, the work papers of its accountants, and to have reasonable access to such party's representatives or its accountants, in connection with the preparation and review of (i) the Earn-Out, (ii) the Audit, (iii) the Certificate and Final Certificate, (iv) the Viral Marker Deficiency and (v) the CMV Deficiency. The expenses incurred pursuant to this Section 1.10 shall initially be incurred by the party requesting such work papers or access, subject to the final responsibility for the cost to be allocated pursuant to Section 1.05, 1.06,
1.07 and 1.08, as the case may be.

     Section 1.11 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets being sold hereunder in the manner required by Treasury Regulations 1.1060--1T and as mutually agreed among the Buyers on the one hand and the Sellers on the other. The Buyers will submit to the Sellers a proposed allocation (the "Proposed Allocation") within one-hundred and eighty
(180) days from the Closing Date. If any Seller does not notify the Buyers within fifteen (15) days of receipt of the Proposed Allocation of any disagreement with the Proposed Allocation, then the Proposed Allocation shall become the final allocation (the "Allocation"). If any Seller notifies the Buyers within such fifteen (15) day period (the "Allocation Notice") of their disagreement with the Proposed Allocation then the Sellers and the Buyers shall in good faith attempt to resolve their disagreement. If such disagreement is not resolved within fifteen (15) days from the delivery of the Allocation Notice then such disagreement shall be resolved by a nationally recognized independent accounting firm jointly selected by the accountants for the Sellers on the one hand and the accountants for the Buyers on the other. In the event the allocation is determined after delivery of the Allocation Notice either by discussions among the Sellers and the Buyers or by an accounting firm selected in the manner herein provided then such allocation shall become the Allocation. The Buyers and the Sellers agree that: except as otherwise required by law
(i) the Allocation shall be binding on the Buyers and the Sellers for all federal, state and local tax purposes, (ii) the Buyers and the Sellers shall each execute a writing memorializing the Allocation and (iii) the Buyers and the Sellers shall file with their respective federal income tax returns consistent IRS Forms 8594-Asset Acquisition Statements Under Section 1060, including any required amendment thereto which shall reflect the allocations set forth in the Allocation. The parties acknowledge that the allocation of the Purchase Price provided for in the Allocation will be reasonable.

     Section 1.12 Transfer Taxes. The Sellers on the one hand and Buyers on the other hand, equally, shall pay on or prior to their due date all municipal, county, state and federal sales and transfer taxes incurred and the costs of preparing or documenting the same, if any, in connection with the transactions contemplated by the Agreement. The Buyers shall prepare, and each party, as appropriate, shall in a timely manner sign and swear to any return, certificate, questionnaire or affidavit as to matters within its knowledge required in connection with the payment of any such tax.


                                  ARTICLE II.

                                  THE CLOSING

     Section 2.01 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York 10022 at 11:59 p.m. on March 6, 1997 (such date and time of the Closing is referred to herein as the "Closing Date").

     Section 2.02   Deliveries at Closing.

          (a) At the Closing, Sellers shall deliver to the Asset Companies and/or the Stockholders.

                (i) the cash payment as set forth in Section 1.09(a) in immediately available funds, payable as set forth in
                        Section 1.09;

                (ii)    the duly executed Note(s);

                (iii) a certificate of an authorized officer of Newco certifying to the fulfillment of the conditions set forth in Sections 8.01 and 8.02;

                (iv) a copy of the resolutions of Newco's Board of Directors, certified by an authorized officer, authorizing the execution, delivery and performance of this Agreement;

                (v) a mutually satisfactory employment agreement providing for the employment of Rodney L. Savoy (the "Employment Agreement");

                (vi) a certificate of an authorized officer of Seramune certifying to the fulfillment of the conditions set forth in Sections 8.01 and 8.02;

                (vii) a copy of the resolutions of Seramune's Board of Directors, certified by an authorized officer, authorizing the execution, delivery and performance of this Agreement; and

                (viii) such other instruments and certificates as may be reasonably requested by Sellers.

          (b)   At the Closing, the Asset Companies shall deliver to Newco:

                (i) duly executed bill(s) of sale in the form attached hereto as Exhibit B, transferring to Newco all interests of the Asset Companies in the Assets to be acquired by Newco hereunder which are in the nature of personal property;

                (ii) duly executed assignment(s) in the form attached hereto as Exhibit C, transferring to Newco all interests of the Asset Companies in the agreements and licenses to be transferred to Newco hereunder;

                (iii) duly executed assignment(s) in the form attached hereto as Exhibit D, transferring to Newco all intellectual property to be transferred to Newco hereunder;

                (iv) such other bills of sale, instruments of assignment and other documents as may be reasonably requested by Newco in order to effect or evidence the transactions contemplated hereunder;

                (v) an opinion of counsel to the Asset Companies in the form of Exhibit E;

                (vi) a certificate of the chief executive officer of the Asset Companies certifying to the fulfillment of the conditions set forth in Sections 7.01 and 7.02;

                (vii) a copy of the resolutions of (i) each of the Asset Companies' Board of Directors and (ii) each of the Asset Companies' stockholders, certified by its chief executive officer, authorizing the execution, delivery and performance of this Agreement;

                (viii) such other instruments and certificates as may be reasonably requested by Newco;

                (ix) duly executed assignment(s) and assumption(s), in the form attached hereto as Exhibit F, of those leases listed on Schedule 3.19 hereto to which the Asset Companies are a party, and the related estoppel certificates, lien waivers and consents of the landlord;

                (x)     a good standing certificate of each of the Asset
                        Companies;

                (xi) copies of the certifications and licenses referred to in Section 7.05;

                (xii) copies of the Consents referred to in Section 5.03 and the customer consents referred to in Section 7.08;

                (xiii) payoff letters, UCC-3 termination statements and other documentation relating to the release of security interests on the Assets;

                (xiv) a certificate of amendment changing the Asset Companies names to other names acceptable to Newco; and

                (xv) the duly executed Transition Agreement contemplated under Section 7.19.

          (c)   At the Closing, the Stockholders shall deliver to Seramune:

                (i) certificates representing all of the Stock, duly endorsed for transfer in blank or accompanied by a stock power duly endorsed in blank by the Stockholders with any requisite documentary or stock transfer taxes affixed thereto;

                (ii)    the executed Employment Agreement;

                (iii) the written resignations of the Board of Nations and Bloomington and their respective subsidiaries and such officers of Nations and Bloomington and their respective subsidiaries as may be requested in writing by Seramune prior to Closing;

                (iv) a good standing certificate and certified articles of incorporation of Nations and Bloomington and their respective subsidiaries;

                (v) all books and records relating to Nations and Bloomington and the Business which are not maintained at Nations and Bloomington and their subsidiaries, including without limitation, the minute books, stock books, stock ledger and corporate seals, corporate operation manuals, policy manual, insurance policies in force (to the extent available), bank and checking account records, checks, deposit slips and signature cards, copies of Nations' and Bloomington's financial statements and balance sheets and copies of the returns for Nations and Bloomington and their subsidiaries required to be filed with all the appropriate taxing bodies for the last one (1) year (if applicable);

                (vi) evidence that each of CAL Plasma LLC, Melrose Plasma LLC and South Alameda LLC have converted to "C" corporation status or that all of their assets are owned by Nations and such entities shall have terminated their legal existence;

                (vii) such other bills of sale, instruments of assignment and other documents as may be reasonably requested by Seramune in order to effect or evidence the transactions contemplated hereunder;

                (viii) an opinion of counsel to the Sellers in the form of Exhibit E;

                (ix) a certificate of Savoy and the chief executive officer of Nations and Bloomington certifying to the fulfillment of the conditions set forth in Sections
                        7.01 and 7.02;

                (x) a copy of the resolutions of (i) each of Nations' and Bloomington's Board of Directors and (ii) each of Nations' and Bloomington's stockholders, certified by its chief executive officer, authorizing the execution, delivery and performance of this Agreement;

                (xi) duly executed assignment(s) and assumption(s), in the form attached hereto as Exhibit F, of those leases listed on Schedule 3.19 hereto to which Bloomington is a party, and the related estoppel certificate, lien waiver and consent of the landlord;

                (xii) such other instruments and certificates as may be reasonably requested by Seramune;

                (xiii) a duly executed lease between Plasma Rentals, L.L.C., as landlord, and Nations, as tenant, relating to the real property located at 2111 West North Avenue, Milwaukee, Wisconsin;

                (xiv)   the Noncompetition Agreements contemplated under
                        Section 7.04 in the form of Exhibit G;

                (xv) copies of the certifications and licenses referred to in Section 7.05;

                (xvi) copies of the Consents referred to in Section 5.03 and the customer consents referred to in Section 7.08;

                (xvii) copies of legal, valid and binding contracts for the sale and purchase of substantially all of the plasma collected at the Lawton Center and the Waco Center;

                (xviii) payoff letters, UCC-3 termination statements and other documentation relating to the release of all security interests as necessary; and

                (xix) the duly executed Transition Agreement contemplated under Section 7.19.


                                  ARTICLE III.


     REPRESENTATIONS AND WARRANTIES OF SELLERS AND COMPANIES

     Each Seller and Company, jointly and severally, represent and warrant to the Buyers, as follows:

     Section 3.01 Organization and Qualification. Each Company and its Subsidiaries (as defined in the Securities Act of 1933, as amended (each a "Subsidiary" and collectively, the "Subsidiaries")) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Company and Subsidiary has all power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on such Company or Subsidiary. Each Company and Subsidiary is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where failure to be so duly qualified or licensed and in good standing would not in the aggregate have a Material Adverse Effect on such Company or Subsidiary. A true, correct and complete list of such jurisdictions with respect to each Company and Subsidiary is set forth on Schedule 3.01. For purposes of this Agreement, a "Material Adverse Effect" with respect to any Company or its Subsidiaries means any event, circumstance or condition that, individually or when aggregated with all other similar events, circumstances or conditions could reasonably be expected to have, or has had, a material adverse effect on: (i) the business, property, operations, condition (financial or otherwise), results of operations or prospects of such Company or Subsidiary, (ii) the Assets; (iii) the Stock; (iv) the ability of such Company or Subsidiary to consummate the transactions contemplated hereunder; or (v) the ability of the Buyers to perform and conduct the Business after the consummation of the transactions contemplated by this Agreement in the manner conducted prior to the consummation of such transactions.

     Section 3.02 Authority. Each Company has the requisite corporate power and authority, and each Seller which is a natural person has the requisite capacity, to execute and deliver this Agreement and each of the other agreements contemplated hereby (the "Related Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each Company and no other corporate proceedings on the part of any Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement and the Related Agreements have been duly executed and delivered by each Seller and each Company and, assuming this Agreement and the Related Agreements constitute valid and binding obligations of the Buyers, constitute valid and binding obligations of each Seller and each Company enforceable against it and him in accordance with their respective terms.

     Section 3.03 Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement or the Related Agreements by each Seller or each Company nor the consummation by it or him of the transactions contemplated hereby or thereby nor compliance by it or him with any of the provisions hereof or thereof will (i) with respect to each Company only, conflict with or result in any breach of any provision of the charter or by-laws of such Company, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") or other person or entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Company or Subsidiary or any Seller is a party or by which any of its or his properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Company or Subsidiary or any Seller or any of its or his properties or assets.

     Section 3.04 Capitalization. The authorized and outstanding capital stock of each Company as of the date hereof is as set forth on Schedule 3.04 hereto. All of the outstanding shares of the capital stock of each Company are validly issued, fully paid and non-assessable, are owned by the stockholders and in amounts set forth on Schedule 3.04, and on the Closing Date, prior to giving effect to the transactions hereunder, will be owned by the stockholders and in the amounts set forth on Schedule 3.04. Except as set forth on Schedule 3.04, there are no liens, claims, charges or encumbrances on or with respect to any outstanding shares of capital stock of any Company. There are no outstanding (i) securities convertible into or exchangeable for any Company's capital stock; (ii) options, warrants or other rights to purchase or subscribe for capital stock of any Company or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of any Company, any such convertible or exchangeable securities or any such options, warrants or rights. Except as set forth on Schedule 3.04, there is no outstanding right, option or other agreement of any kind to purchase or otherwise to receive from any Company, or any shareholder of any Company, any ownership interest in the Business, the Subsidiaries, the Stock or the Assets, and there is no outstanding right or security of any kind convertible into such ownership interest.

     Section 3.05 Subsidiaries. Schedule 3.05 attached hereto lists the name of each Subsidiary and sets forth the number and class of the authorized capital stock of each Subsidiary and the number of shares of each Subsidiary which are issued and outstanding, all of which shares (except as set forth on Schedule 3.05) are owned by the Company indicated therein, free and clear of all liens, claims, charges or encumbrances of every kind. Except as set forth in Schedule 3.05, no Company presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     Section 3.06 Companies' Articles of Incorporation and By-laws. Each Company and Subsidiary has heretofore delivered to the Buyers true and complete copies of its respective Articles of Incorporation and By-laws (or other applicable organizational documents) as in effect on the date hereof.

Section 3.07   Compliance With Laws; Licenses.

          (a) The conduct of the Business of each Company and Subsidiary has not violated, and as presently conducted does not violate, any federal, state, local or foreign laws, including, but not limited to, applicable bulk sales laws and the Clinical Laboratories Improvements Act of 1988 ("CLIA"), rules, regulations or ordinances, or judgments, injunctions, writs, decrees, orders or guidance documents and memos of any court or Governmental Entity, including, but not limited to, the Occupational Safety and Health Administration, the Department of Transportation, the Health Care Financing Administration and FDA (collectively, the "Orders"), or any industry standards, nor has any Company received any notice of any such violation which remains outstanding except those listed on Schedule 3.07. No Company or Subsidiary is subject to any Order currently in effect which could have a Material Adverse Effect.

          (b) Except as set forth on Schedule 3.07, each Company and Subsidiary possesses all licenses, permits, consents, authorizations, registrations and approvals of, with or from Governmental Entities which have jurisdiction over it ("Licenses"), including all export licenses, FDA Master Files, QPP Certificates, CLIA Licenses or approvals and occupancy, fire, business and other permits from local officials, and is in full compliance with the terms thereof, except where the failure to hold any such license or a violation thereof would not have a Material Adverse Effect. Schedule 3.07 sets forth a complete and accurate list of all such Licenses and includes copies of all QPP Certificates.

          (c) Each Company and Subsidiary has adhered to standard operating procedures accepted by the FDA and required by its customers (copies of which standard operating procedures have previously been delivered to Buyers) and has properly tested and/or secured appropriate testing of all blood and plasma products necessary for conduct of its Business. Schedule 3.07 sets forth a true, correct and complete list of all recall letters, warning letters and "483s" and, with respect to each such letter, (i) the date of such recall, warning or 483, (ii) the date each recall, warning or 483 first appeared in FDA Enforcement Reports, (iii) an accurate description of the facility involving the recall, warning or 483, (iv) the number of units involved, (v) the distribution of each of the recalled units by state and/or country, (vi) the reason given by the FDA for each recall, warning or 483, and (vii) any continuing obligations arising from such recall, warning or 483.

     Section 3.08 Litigation; Investigations. Schedule 3.08 sets forth a complete and accurate list of all suits, claims, proceedings, investigations or reviews which are pending or, to the best knowledge of the Companies, threatened against or affecting any Company or Subsidiary, any of its respective directors or any properties or assets used in the conduct of the Business. Except as disclosed in Schedule 3.08, (i) no investigation or review by any Governmental Entity with respect to any Company or Subsidiary is pending or, to the best of the Companies' knowledge, threatened, nor has any Governmental Entity indicated to any Company or Subsidiary an intention to conduct the same, and (ii) there is no action, suit or proceeding pending or, to the best of the Companies' knowledge, threatened against or affecting any Company or Subsidiary at law or in equity, or before any Governmental Entity.

     Section 3.09 Taxes. (a) The terms "Tax" and "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state, or local or domestic or foreign. The term "Tax Return" shall mean any report, return, form, declaration or other document or information required to be supplied to any authority in connection with Taxes.

          (b) All Tax Returns for all periods which end prior to or which include the Closing Date that are or were required to be filed prior to Closing by the Sellers or the Companies have been or shall be filed on a timely basis in accordance with the applicable laws of each governmental authority. The Sellers shall timely file or cause to be filed all franchise, income or other Tax Returns including Tax Returns relating to the sale contemplated by the Agreement that shall be required to be filed after the Closing Date. All such Tax Returns that have been filed were, when filed, and continue to be, true, correct and complete in all material respects. All such franchise, income or other Tax Returns that will be filed shall, to the best knowledge of each of the taxpayers be true, correct and complete in all material respects when filed.

          (c) Schedule 3.09(c) annexed hereto lists all United States Federal, state, local and foreign income Tax Returns that have been filed since January 1, 1990 by the Sellers or the Companies that have been audited by any governmental authority. There are no outstanding waivers or extensions of any statute of limitations relating to the payment of Taxes by the Sellers or the Companies to which such parties may be liable, and no governmental authority has either formally or informally requested such a waiver or extension.

          (d) Except as set forth on Schedule 3.09(d) annexed hereto, each of the Sellers and Companies has paid, or made adequate provision in the Financial Statements for the payment of, all of its Taxes that have or may become due for all periods which end prior to or which include the Closing Date, including all Taxes reflected on the Tax Returns referred to in this Section 3.09, or in any assessment, proposed assessment or notice, either formal or informal, received by any of the Sellers or Companies except such Taxes, if any, (i) as are set forth on Schedule 3.09(d) annexed hereto that are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided and (ii) owed by any of the Companies with respect to post-Closing periods (determined by treating the books of the Companies as being closed as of the Closing Date). All Taxes that any of the Taxpayers are or were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate governmental authorities. There are no liens with respect to Taxes on the Stock or any property or assets of the Companies other than permitted liens for certain Taxes not yet due. All Taxes with respect to the Sellers personally with respect to the Companies that may later become due and payable with respect to any taxable period which ends prior to or which includes the Closing Date shall be paid by such Sellers without any reimbursement or contribution by the Buyers.

          (e) None of the assets of any of the Companies are assets that the Buyers or the Companies is or shall be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code.

          (f) None of the Companies have agreed to make, nor are they required to make, any adjustments under Section 481(a) of the Code by reason of or change in accounting method or otherwise.

          (g) None of the Companies is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (h)   Neither Nations or Bloomington have made an election under
Section 341(f) of the Code.

          (i) For purposes of this Section 3.09, references to the Companies shall also refer to the Subsidiaries and any predecessor companies.

     Section 3.10   Employee Benefit Plans;, ERISA.

          (a) Attached hereto as Schedule 3.10 are complete and accurate copies of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored by any Company (or any Subsidiary), or to which any Company (or any Subsidiary) currently contributes, or has an obligation to contribute in the future (including, without limitation, benefit plans or arrangements that are not subject to ERISA, such as employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), together with copies of any trusts related thereto and a classification of employees covered thereby (collectively, the "Plans"). Schedule 3.10 sets forth all of the Plans that have been terminated within the past three years.

          (b) Except for the Plans, no Company (including any Subsidiary) maintains or sponsors, or is a contributing employer to, a pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan, employee welfare benefit plan, or any other arrangement with their respective employees whether or not subject to ERISA. All Plans are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable laws, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents. All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are so qualified and have been determined by the Internal Revenue Service to be so qualified (or application for determination letters have been timely submitted to the IRS), and copies of the current plan determination letters, most recent actual valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report, are included as part of Schedule 3.10. To the extent that any Qualified Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire within 120 days after the Consummation Date. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 forms, audits or Tax Returns) have been timely filed or distributed. None of: (i) the Sellers; (ii) any Plan; or (iii) any Company (including any Subsidiary) has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(l) of ERISA; and no circumstances exist pursuant to which any Company (including any subsidiary) could have any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty with respect to any plan now or hereafter maintained or contributed to by any Company or any member of a "controlled group" (as defined in Section 4001(a)(14) of ERISA) that includes any Company; and no Company (including any Subsidiary) or any member of a "controlled group" (as defined above) that include any Company currently has (or at the Closing Date will have) any obligation whatsoever to contribute to any "multi-employer pension plan" (as defined in ERISA Section 4001(a)(14)), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan.

Further:

          (i) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without a determination by the Internal Revenue Service that such action does not adversely affect the tax-qualified status of such Qualified Plan;

          (ii) except as set forth on Schedule 3.10(b)(ii), no Plan which is subject to the provisions of Title IV of ERISA, has been terminated;

          (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan which were not properly reported;

          (iv) the valuation of assets of any Qualified Plan, as of the Closing Date, shall equal or exceed the actuarial present value of all accrued pension benefits under any such Qualified Plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated defined benefit plans;

          (v) with respect to Plans which qualified as "group health plans" under Section 4980B of the Internal Revenue Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), each Company (including any Subsidiary) and the Sellers have complied (and on the Closing Date will have compiled) in all respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and no Company (nor any Subsidiary) has incurred (and will not incur) any direct or indirect liability and is not (and will not be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect to any direct or indirect failure by any Company (including any Subsidiary) or the Sellers, at any time prior to the Closing Date to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against any Company (including any Subsidiary) or the Sellers with respect to such group health plans;

          (vi) no Company (including any Subsidiary) is now nor has it been within the past five years a member of a "controlled group" as defined in ERISA Section 4001(a)(14);

          (vii) there is no pending litigation, arbitration, or disputed claim, settlement or adjudication proceeding, and to the best of the Companies knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, or investigation with respect to any Plan, or with respect to any fiduciary, administrator, or sponsor thereof (in their capacities as such), or any party in interest thereof;

          (viii) the Balance Sheet reflects the approximate total pension, medical and other benefit expense for all Plans, and no material funding changes or irregularities are reflected thereon which would cause such Balance Sheet to be not representative of prior periods; and

          (ix) no Company (including any Subsidiary) has incurred liability under Section 4062 of ERISA.

If reasonably requested by Buyers, the Companies will terminate any Plan identified on Schedule 3.10 as the "Pension or Profit Sharing Plan to be Terminated" substantially contemporaneously with the Closing.

     Section 3.11   Labor Relations.  Except as set forth on Schedule 3.11:
(i) each Company and Subsidiary has performed all material obligations with respect to its employees, independent sales representatives, consultants, agents, officers and directors, and has paid, including without limitation all wages, salaries, commissions, bonuses, severance pay, vacation pay, benefits and other direct compensation for all services performed by them to the date hereof and all amounts required to be reimbursed to such employees; (ii) each Company and Subsidiary is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours; (iii) there is no pending, or to the Companies' knowledge threatened, charge, complaint, allegation, application or other process against any Company or Subsidiary before the National Labor Relations Board or any comparable state, local or foreign agency, governmental or administrative; (iv) there is no labor strike, dispute, slowdown or work stoppage or other job action pending, or to the Companies' knowledge, threatened against or otherwise affecting or involving any Company or Subsidiary; and (v) no employees of any Company or Subsidiary are covered by any collective bargaining agreements and to the best knowledge of the Companies no effort is being made by any union to organize any of the Companies' or their Subsidiaries' employees.

     Section 3.12 Insurance Policies. Schedule 3.12 contains a complete and accurate list of all insurance policies currently providing and that for the past five (5) years have been providing coverage in favor of any Company or Subsidiary (or any predecessor) specifying the insurer and type of insurance under each. Each current policy is in full force and effect and all premiums are currently paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies have been sufficient for compliance with all material requirements of law. No Company or Subsidiary (or any predecessor) has been refused any insurance with respect to its assets and operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five (5) years. Each Company and Subsidiary (or any predecessor) has insured by reputable insurers the assets used by such Company and Subsidiary (or any predecessor) in the conduct of its business that are of an insurable character against risks of liability, casualty and fire in adequate amounts and consistent with prudent industry practice, and maintains such insurance against hazards, risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses, similarly situated, and such insurance has been effective, in full force and effect, without interruption since the date such Company or Subsidiary (or any predecessor) commenced business. The insurance specified on Schedule 3.12 has been effective, in full force and effect, without interruption since the date specified on Schedule 3.12 as the initial date of coverage.

   Section 3.13 Environmental Laws. Each Company and Subsidiary (or any predecessor) and all properties owned or operated by such Company or Subsidiary (or any predecessor) have complied during the time such Company or Subsidiary (or any predecessor) has operated its business and currently comply with all Environmental Laws (as defined below) in all material respects and such Company or Subsidiary (or any predecessor) has not received any communication (whether from a governmental authority, private party, employee or otherwise) that alleges that such Company or Subsidiary (or any predecessor) is not in such compliance, and there are no circumstances that may prevent or interfere with such compliance in the future or otherwise give rise to any liability or other loss under such Environmental Laws. Each Company and Subsidiary has all permits and licenses required under Environmental Laws in connection with the operations of such Company's or Subsidiary's business including any permits or licenses relating to disposal or emissions. No Company or Subsidiary (or any predecessor) has been named or threatened to be named a "potentially responsible party" within the meaning of CERCLA or any similar Federal, state or local law. "Environmental Laws" means any applicable Federal, state, local or foreign laws, statutes, rules, regulations, orders, consent decrees, judgments, permits or licenses, relating to prevention, remediation, reduction or control of pollution, or protection of the environment, natural resources and/or human health and safety, including, without limitation, such applicable laws, statutes, rules, regulations, orders, consent decrees, judgments, permits or licenses relating to (a) solid waste and/or Hazardous Materials generation, handling, transportation, use, treatment, storage or disposal, (b) air, water, and noise pollution, (c) soil, ground, water or groundwater contamination, (d) the manufacture, generation, processing, handling, distribution, use, treatment, storage, transportation or release, emission or discharge into the environment of Hazardous Materials, (e) regulation of underground and above ground storage tanks, (f) the obtaining, sale, use, storage, disposal or testing of any human blood or blood product and (g) the disposal of medical waste. "Hazardous Materials" means any flammable or explosive materials, petroleum (including crude oil and its fractions), radioactive materials, hazardous wastes, toxic substances or related hazardous materials, chemicals, pollutants and contaminants, including, without limitation, polychlorinated biphenyls, friable asbestos, and any substances defined as, or included in the definition of toxic or hazardous substances, wastes, or materials under any federal or applicable state or local laws, ordinances, rules or regulations including Environmental Laws.

     Section 3.14 Financial Statements and Books and Records. Each Company and Subsidiary has previously delivered to the Buyers a copy of the following financial statements: the balance sheet of such Company as at September 30, 1996 and the related results of operations for the nine month period then ended and the balance sheet of such company as at December 31, 1996 and the related results of operations for the twelve month period then ended (the "Financial Statements"). Copies of the Financial Statements are annexed as Schedule 3.14 hereto. The Financial Statements are true and accurate in all material respects, are in accordance with the books and records of each Company and its Subsidiaries and although the Financial Statements are not audited and do not contain the footnotes which would be required in audited financial statements, present fairly in all material respects the financial position and related results of operations of such Company and its Subsidiaries as of the times and for the periods referred to herein, in accordance with the Production Method as defined on Exhibit 1.08(c). All of the financial books and records of each Company and its Subsidiaries have been made available to Buyers and such books and records completely and fairly record in all material respects such Company's or Subsidiary's financial affairs which would normally be recorded in financial books and records.

     Section 3.15 No Material Adverse Change. Since September 30, 1996, except as set forth in Schedule 3.15, there has been no change in the business, operations or condition (financial or otherwise) of any Company or Subsidiary or in their respective assets, and each Company does not know of any change that is threatened or pending, nor has there been any damage, destruction or loss, whether or not covered by insurance, which in each such case could have a Material Adverse Effect.

     Section 3.16 Absence of Liabilities. Except as described in Schedule 3.16, each Company and Subsidiary has no material debt, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not the amount thereof is readily ascertainable, that are not reflected as a liability in the Financial Statements of such Company except for liabilities incurred by such Company or Subsidiary in the ordinary course of business consistent with past practices which are not otherwise prohibited by, in violation of or which will result in a breach of the representations, warranties and covenants of such Company contained in this Agreement.

     Section 3.17   Absence of Specified Changes.  Except as disclosed on
Schedule 3.17, since September 30, 1996, there has not been with respect to any Company (including any Subsidiary) any:

          (a) action which would result in a material adverse change, whether direct or indirect, in the business, operations, condition (financial or otherwise), prospects, liabilities or assets of any Company whether or not insured;

          (b) transaction not in the ordinary course of business, including without limitation any sale of all or substantially all of the assets of any Company or any merger of any Company and any other entity;

          (c) unfulfilled commitment as of the date of this Agreement requiring expenditures exceeding $5,000 in the aggregate for all Companies (excluding commitments expressly described elsewhere in this Agreement or the Schedules hereto);

          (d)   material damage, destruction or loss, whether or not insured;

          (e) failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on September 30, 1996 or destruction, damage to, or loss of any asset of any Company (whether or not covered by insurance) that materially and adversely affects the business, operations, condition (financial or otherwise), prospects, liabilities or assets of such Company;

          (f) material change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions;

          (g) material revaluation of any assets or material write down of the value of any inventory;

          (h) any declaration, setting aside, or payment of a dividend or other distribution in respect of its capital stock, or any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock;

          (i) issuance or sale of any shares of any equity security or of any security convertible into or exchangeable for equity securities;

          (j)   amendment to its Certificate of Incorporation or By-laws;

          (k) sale, assignment or transfer of any tangible or intangible asset, including any rights to intellectual property, except in the ordinary course of business;

          (l) disposition of or lapse of any patent, trademark, tradename, servicemark or copyright or any application for the foregoing, or disposition of any technology, software or know-how, or any license, permit or authorization to use any of the foregoing;

          (m) mortgage, pledge or other encumbrance, including liens and security interests, of any tangible or intangible asset;

          (n) discharge or satisfaction of any lien or encumbrance or payment or cancellation of any liability other than payment of current liabilities in the ordinary course of business;

          (o) cancellation of any debt or waiver or release of any material contract, right or claim, except for cancellations, waivers and releases in the ordinary course of business which do not exceed $5,000 in the aggregate;

          (p) indebtedness incurred for borrowed money or any commitment to borrow money, any capital expenditure or capital commitment requiring an expenditure of monies in the future, any incurrence of a contingent liability or any guaranty or commitment to guaranty the indebtedness of others entered into, by any Company, other than customary transactions in the ordinary course of business not in excess of $5,000 in the aggregate for all Companies;

          (q) amendment, termination or revocation of, or a failure in any material respect to perform obligations or the occurrence of any default under, any material contract or agreement to which any Company, is, or as of September 30, 1996 was, a party or of any material license, permit or franchise required for the continued operation of any business conducted by any Company on September 30, 1996;

          (r) increase or commitment to the increase of the salary or other compensation payable or to become payable to any of its officers, directors or employees, agents or independent contractors, or the payment of any bonus to the foregoing persons except in the ordinary course of business and consistent with past practice and applicable policies and procedures of such Company;

          (s) changes to any product or establishment licenses held by any Company or in the regulatory or licensing status of any Company; or

          (t) agreement or understanding to take any of the actions described above in this Section 3.17.

     Section 3.18 Corporate Names. Schedule 3.18 sets forth a complete and accurate list of names used by each Company or Subsidiary in addition to its corporate name.

     Section 3.19 Real Property; Leases. Except as set forth on Schedule 3.19, no Company or Subsidiary owns any real property. Schedule 3.19 sets forth a complete and accurate list of each lease, sublease or other arrangement pursuant to which any Company or Subsidiary leases or subleases real property (collectively, the "Leased Premises"), and each Company has heretofore delivered or will deliver to Buyers a complete and accurate copy of each such lease and sublease prior to Closing. Unless otherwise noted on Schedule 3.19, the Company or Subsidiary named therein is the sole lessee or sublessee under each of the leases and subleases listed on Schedule 3.19 and each such lease and sublease is valid and in full force and effect and enforceable in accordance with its terms and has not been further supplemented, amended or modified. Unless otherwise noted on Schedule 3.19, there exists no material event of default or event, occurrence, condition or act, including without limitation, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, which constitutes or would constitute (with notice or lapse of time or both) a material default in any respect under any of the leases or subleases on Schedule 3.19. No Company or Subsidiary has received any notice of any event of default or any event, occurrence, condition or act, including without limitation, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, which constitutes or would constitute (with notice or lapse of time or both) a default in any respect under any of the leases or subleases on Schedule 3.19. Each party to a lease or sublease listed on
Schedule 3.19 has complied with all commitments and obligations on its part to be performed or observed under such lease or sublease. The Companies have been in peaceable possession of the Leased Premises since the commencement of the original term of each respective lease or sublease listed on Schedule 3.19.
The Leased Premises are structurally sound with no defects and such premises, including without limitation, the mechanical, heating, venting and air conditioning systems are in good operating condition and repair and are adequate to meet all present and reasonably anticipated future requirements of the Business, as currently conducted or as proposed to be conducted; and none of such Leased Premises are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The real property covered by any leasehold interests listed on Schedule 3.19, the buildings, fixtures and improvements on such, and the present use thereof, comply, in all material respects with all restrictive covenants, deeds and other restrictions and all zoning laws, ordinances and regulations of governmental or other authorities having jurisdiction thereof, including provisions relating to permissible nonconforming uses, if any, and any such premises are not presently affected, nor to the best knowledge of the Companies threatened, by any condemnation or eminent domain proceeding or any proceeding by a mortgagee.

     Section 3.20 Equipment and Personal Property. Schedule 3.20 sets forth a complete and accurate description of all equipment and personal property owned by each Company and Subsidiary as well as all capital leases and operating leases pursuant to which such Company or Subsidiary leases property. Except as described in Schedule 3.20, all equipment and tangible personal property used by each Company and Subsidiary is either owned, free and clear of all liens and encumbrances other than Permitted Liens (as defined below), or are (i) used under capital leases reflected on such consolidated balance sheet or (ii) used under operating leases. All such leases are valid and in full force and effect and enforceable in accordance with their terms and have not been further supplemented, amended or modified. No Company or Subsidiary has received any notice of, and there exists no event of default, or event, occurrence, condition or act, including, without limitation, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, which constitutes or would constitute (with notice or lapse of time or both) a default in any respect under any such lease. All of the equipment and tangible personal property owned or leased by each Company and Subsidiary is in good operating condition and repair, subject to normal wear and tear, none of such assets is in need of maintenance or repairs except for ordinary, routine maintenance and such assets are suitable for and operating according to their intended use in accordance with industry standards.

     Section 3.21 Intellectual Property. Schedule 3.21 contains a complete and accurate schedule of all trade names, trademarks, service marks, patents and copyrights (including any registrations or pending applications for registration of any of the foregoing), trade secrets, inventions, processes, formulae, technology, technical data, information and know-how, and all licenses or other rights relating to any of the foregoing that are attributable to the conduct of, used in, or related to, the operations of each Company and Subsidiary (collectively, the "Intangible Property"). Except as set forth on
Schedule 3.21, with respect to each Company and Subsidiary (i) such Company or Subsidiary has the sole and exclusive good, valid and transferable title with respect to the Intangible Property, (ii) no royalties or other consideration is required in connection with such Company's or Subsidiary's use and enjoyment of the Intangible Property and (iii) no claim has been asserted by any person against such Company or Subsidiary with respect to the ownership or use of any Intangible Property by such Company or Subsidiary nor has such Company or Subsidiary asserted any similar claim against any person, and to the best knowledge of the Companies, there exists no valid basis for any such claim.

     Section 3.22 Software. Schedule 3.22 contains a complete and accurate list of all computer software, databases and programs utilized by each Company and Subsidiary in the conduct of its business. Except as set forth on Schedule
3.22 all such computer software, databases and programs are owned (or will be owned on the Closing Date) by, or is licensed to (or will be licensed to), such Company or Subsidiary, without any restrictions thereon.

     Section 3.23   Contracts.

          (a) Schedule 3.23 sets forth a complete and accurate list of all contracts, agreements, arrangements and other instruments to which any Company or Subsidiary is a party or by which it or any of its assets are bound (hereinafter referred to collectively as the "Contracts"). Each of the Contracts is in full force and effect and enforceable in accordance with its terms. No Company or Subsidiary has received notice of cancellation of or intent to cancel any of the Contracts. There exists no event of default or occurrence, condition or act on the part of any Company or Subsidiary or, to the best knowledge of the Companies, on the part of the other party to such Contracts which constitutes or would constitute (with notice or lapse of time or both) a breach under, or cause or permit acceleration of, any obligation of any Company or Subsidiary. Except as set forth in Schedule 3.23 no consent of any other party to the Contracts is required in connection with the execution, delivery and performance of this Agreement by any Seller or any Company.

          (b) Except as set forth on Schedule 3.23(b), no Company or Subsidiary is a party to or bound by any agreement which limits the freedom of any Company or Subsidiary to compete in any line of business or with any person.

     Section 3.24 Inventory. Schedule 3.24 sets forth a complete and accurate list of the inventory, by product line, of each Company and Subsidiary as of December 31, 1996. All inventory (including human blood plasma and immunogen and red blood cells) of each Company and Subsidiary, whether reflected in the Financial Statements or otherwise, consists of a quality and quantity usable in the ordinary course of business and saleable as currently labeled and classified in the inventory records, except for items of obsolete materials and materials of below-standard quality, all of which have been written off or down to fair market value in the Financial Statements.

     Section 3.25 Major Customers and Suppliers. Schedule 3.25 lists (i) the names of the five largest customers (by revenues generated) for each Company and each Subsidiary and the amount of revenues generated by each of them during the twelve months ended December 31, 1996 and (ii) the names of the five largest suppliers of each Company and each Subsidiary during the twelve months ended December 31, 1996 and the approximate total purchases by each Company and each Subsidiary from each such supplier during such period. To the best knowledge of the Companies, except as set forth in Schedule 3.25, there have been no adverse changes in the relationships between any Company or Subsidiary and the customers, suppliers and donors of such Company or Subsidiary listed on Schedule 3.25 since December 31, 1995.

     Section 3.26 Directors, Officers and Key Employees. Schedule 3.26 sets forth a complete and accurate list of the names and titles of all directors, officers and key employees of each Company and Subsidiary.

     Section 3.27 Title to Properties; Liens. Each Company and Subsidiary has good, valid and marketable title to all of its assets, free and clear of any lien, charge or other encumbrance, except for (a) such liens or other encumbrances specifically set forth on Schedule 3.27 and (b) liens for current Taxes not yet due and payable.

     Section 3.28   Intentionally Omitted.

     Section 3.29   Transactions with Affiliates.  Except as set forth on
Schedule 3.29, no officer, director or stockholder of any Company or Subsidiary
(a) has borrowed money from, or loaned money to, any Company or Subsidiary, (b) is a party to any contract with any Company or Subsidiary, (c) has asserted or threatened to assert any claim against any Company or Subsidiary or (d) is engaged in any transaction with any Company or Subsidiary.

     Section 3.30 Valid Transfer. At the Closing, (i) the Asset Companies will convey to Newco good title to the Assets, free and clear of any liens, claims, charges, encumbrances, security interests, pledges, equities, assessments or restrictions of any nature whatsoever and (ii) the Stockholders of Nations and Bloomington will convey to Seramune good title to the Stock, free and clear of any liens, claims, charges, encumbrances, security interests, pledges, equities, assessments or restrictions of any nature whatsoever. The form of certificates representing the Stock to be delivered to Seramune at Closing shall conform to all applicable requirements of the state of incorporation of Nations and Bloomington, respectively.

     Section 3.31 Bulk Sales. The Bulk Sales laws of the jurisdictions in which each Company and Subsidiary conducts business are not applicable to the transactions contemplated hereby.

     Section 3.32 Absence of Certain Practices. To the best knowledge of the Companies, none of the Sellers, the Companies, the Subsidiaries, or any director, officer, agent, employee or other person acting on their behalf, has given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person who is or may be in a position to help or hinder any Company or Subsidiary or assist any Company or Subsidiary in connection with any proposed transaction involving any Company or Subsidiary, which gift or similar benefit, if not given in the past or not continued to be given in the future, would have materially and adversely affected the business or prospects of any Company or Subsidiary. To the best knowledge of the Companies, no Seller, Company, Subsidiary, or any director, officer, agent, employee, or other person acting on behalf of any Company or Subsidiary has (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, government officials or others or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

     Section 3.33 Accounts Payable and Accrued Expenses. All accounts payable ("Accounts Payable") and accrued expenses ("Accrued Expenses") on the Balance Sheet arose from bona fide transactions in the ordinary course of the Companies' business.

     Section 3.34 Accounts Receivable. All accounts receivable on the Balance Sheet arose from bona fide transactions in the ordinary course of the Companies' business and are collectible at the face amount thereof in the ordinary course of business.

     Section 3.35   Identification of Depositories and Authority. Schedule
3.35 lists the names and addresses of all banks, trust companies, savings and loan associations and other financial institutions in which any Company or Subsidiary has accounts, deposits or safe deposit boxes and the signatories thereunder.

     Section 3.36 WARN Act. None of the Sellers, the Companies or the Subsidiaries has violated the Worker Adjustment and Retraining Notification Act of 1988.

     Section 3.37 Disclosure. No representation, warranty or statement made by any Seller or Company in (i) this Agreement, (ii) the Schedules attached hereto, or (iii) in any other written materials furnished or to be furnished by any Seller or Company to Buyers or their representatives, attorneys and accountants pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF BUYERS

     Each Buyer represents and warrants to each Seller, as follows:

     Section 4.01 Organization and Qualification. Such Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Such Buyer has all corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on such Buyer. Such Buyer is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on such Buyer.

     Section 4.02 Authority. Such Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Buyer and no other corporate proceedings on the part of such Buyer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by such Buyer and, assuming this Agreement constitutes a valid and binding obligation of each Seller and each Company, constitutes a valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms.

     Section 4.03 Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement by such Buyer nor the consummation by such Buyer of the transactions contemplated hereby nor compliance by such Buyer with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the charter or by-laws of such Buyer, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on such Buyer), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which such Buyer is a party or by which any of its properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Buyer or any of its properties or assets, except in the case of (iii) or (iv) for violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on such Buyer.


                                   ARTICLE V.

                               CERTAIN COVENANTS

     Section 5.01 Access to Information. From the date hereof until the Closing, the Buyers and the Buyers' counsel, accountants, representatives and agents shall have full access, upon reasonable notice and during normal business hours, to all personnel, offices, properties, books and records of each Company and, upon reasonable notice, shall be furnished all relevant documents, records and other information concerning the business, finances and properties of each Company that they may reasonably request (including obtaining copies thereof).

     Section 5.02 Conduct of Business in Normal Course. Each Seller and Company covenants and agrees, except as otherwise expressly contemplated by this Agreement or as specifically consented to in writing by the Buyers, from and after the date of this Agreement and until the Closing Date, to use reasonable efforts consistent with good business judgment to preserve the Companies' and the Subsidiaries' present business organization intact, keep available the services of its present employees, preserve its present relationships with entities or persons having business dealings with it and generally operate its business in the ordinary and regular course consistent with its prior practices, maintain its books and records in accordance with good business practice, on a basis consistent with prior practice and in accordance with U.S. generally accepted accounting principles, and maintain all certificates, licenses and permits necessary for the conduct of its business as currently conducted. Each Seller and Company covenants and agrees that, except as otherwise expressly contemplated by this Agreement or as specifically consented to in writing by the Buyers, from and after the date of this Agreement and until the Closing Date, no Seller or Company shall undertake or permit the following to occur with respect to any Company (including any Subsidiary):

          (a) action which would result in a material adverse change, whether direct or indirect, in the business, operations, condition (financial or otherwise), prospects, liabilities or assets of any Company, whether or not insured;

          (b) transaction not in the ordinary course of business, including without limitation any sale of all or substantially all of the assets of any Company or any merger of any Company and any other entity;

          (c)     material damage, destruction or loss, whether or not insured;

          (d) unfulfilled commitment as of the date of this Agreement requiring expenditures exceeding $5,000 in the aggregate for all Companies (excluding commitments expressly described elsewhere in this Agreement or the Schedules hereto);

          (e) failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on September 30, 1996, or destruction, damage to, or loss of any asset of any Company (whether or not covered by insurance) that materially and adversely affects the business, operations, condition (financial or otherwise), prospects, liabilities or assets of any Company;

          (f) material change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions;

          (g) material revaluation of any assets or material write down of the value of any inventory;

          (h) any declaration, setting aside, or payment of a dividend or other distribution in respect of its capital stock, or any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock;

          (i) issuance or sale of any shares of capital stock or of any other equity security or of any security convertible into or exchangeable for equity securities;

          (j)     amendment to its Certificate of Incorporation or By-laws;

          (k) sale, assignment or transfer of any tangible or intangible asset, including any rights to intellectual property, except in the ordinary course of business;

          (l) disposition of or lapse of any patent, trademark, tradename, servicemark or copyright or any application for the foregoing, or disposition of any technology, software or know-how, or any license, permit or authorization to use any of the foregoing;

          (m) mortgage, pledge or other encumbrance, including liens and security interests, of any tangible or intangible asset;

          (n) discharge or satisfaction of any lien or encumbrance or payment or cancellation of any liability other than payment of current liabilities in the ordinary course of business;

          (o) cancellation of any debt or waiver or release of any material contract, right or claim, except for cancellations, waivers and releases in the ordinary course of business which do not exceed $5,000 in the aggregate;

          (p) any indebtedness incurred for borrowed money or any commitment to borrow money, any capital expenditure or capital commitment requiring an expenditure of monies in the future, any incurrence of a contingent liability or any guaranty or commitment to guaranty the indebtedness of others entered into, by any Company, other than customary transactions in the ordinary course of business not in excess of $5,000 in the aggregate for all Companies;

          (q) amendment, termination or revocation of, or a failure in any material respect to perform obligations or the occurrence of any default under, any material contract or agreement to which any Company is, or as of September 30, 1996 was, a party or of any material license, permit or franchise required for the continued operation of any business conducted by any Company on September 30, 1996;

          (r) increase or commitment to the increase of the salary or other compensation payable or to become payable to any of its officers, directors or employees, agent or independent contractors, or the payment of any bonus to the foregoing persons except in the ordinary course of business and consistent with past practice and applicable policies and procedures of any Company;

          (s) changes to any product or establishment licenses held by any Company or in the regulatory or licensing status of any Company; or

          (t) agreement or understanding to take any of the actions described above in this Section 5.02.

     Section 5.03 Consent. Each of the parties hereto will use its best efforts and shall fully cooperate with each other party to make promptly all registrations, filings and applications, give all notices and obtain all governmental and third party consents, permits, approvals, orders, authorities, qualifications, and waivers necessary for the consummation of the transactions contemplated hereby or that thereafter may be necessary to effectuate the transfer or renewal of any other license, approval or authorization (collectively, the "Consents").

     Section 5.04 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective the transactions contemplated pursuant to this Agreement.

     Section 5.05 No Solicitation. From the date hereof to the Closing Date, each Seller and Company agrees that neither they nor any of their stockholders, employees, officers, directors or affiliates shall solicit or encourage any third party to offer to acquire the Companies, Business, Stock, Assets or related assets contemplated herein, or disclose directly or indirectly to any third party any information not customarily disclosed to the public concerning the business of the Companies or otherwise negotiate with, facilitate, encourage or assist any third party preparing to make an offer or enter into any agreement with any third party providing for any transaction involving a business combination, equity investment or sale of a significant amount of the Companies, Business, Stock, Assets or related assets contemplated herein.

     Section 5.06 Notification of Certain Matters. Each party hereto agrees to give prompt notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of or the failure to deliver any notice pursuant to this Section 5.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.07 Supplements to Schedules. Prior to the Closing, the Sellers and Companies will supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules. No supplement or amendment of the Schedules made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless either Buyer specifically agrees thereto in writing.

     Section 5.08   Confidentiality.

          (a) Except as otherwise provided in this Section 5.08, each Buyer, on the one hand, and each Seller and Company (the "Selling Group"), on the other hand, shall keep confidential the existence and terms of this Agreement, as well as all information and records, whether written or oral, which were obtained, directly or indirectly, from the other party concerning the business of the other party ("Confidential Information"). Prior to the Closing, each Buyer and the Selling Group shall use the Confidential Information solely in connection with its analysis and review of the transactions contemplated by this Agreement; provided that upon and subsequent to the Closing all Confidential Information provided to the Buyers by the Selling Group shall become the property of the Buyers, and the Buyers shall have no further obligations pursuant to this Section 5.08. Subsequent to the Closing, the obligations of the Selling Group under this Section 5.08 shall continue in effect and all confidential information previously provided by the Selling Group to the Buyers will constitute Confidential Information which the Selling Group shall keep confidential in accordance with the terms of this Section 5.08.

          (b) Each Buyer and the Selling Group may disclose Confidential Information to any of its directors, officers, employees, agents, financing sources, and advisors (each a "Representative" and, collectively, the "Representatives") who need to know such Confidential Information, for the purpose of assisting such party in connection with the transactions contemplated by this Agreement; provided, however, that prior to making such disclosure, such party shall require each such Representative to be bound by the provisions of this Section 5.08 to the same extent as if they were parties to this Agreement and such party shall be responsible for any breach of this Agreement by any such Representative. Each Buyer and the Selling Group (the "Disclosing Party") may disclose Confidential Information if required (upon the receipt of an opinion of counsel) by legal process or by operation of applicable law; provided, however, that the Disclosing Party shall first promptly advise and consult with the other party (the "Subject Party") and its counsel concerning the information the Disclosing Party proposes to disclose. The Subject Party shall have the right to seek an appropriate protective order or other remedy concerning the Confidential Information that the Disclosing Party proposes to disclose, and the Disclosing Party will cooperate with the Subject Party to obtain such protective order. In the event that such protective order or other remedy is not obtained by the Subject Party, the Disclosing Party will disclose only that portion of the Confidential Information which, in the written opinion of the Disclosing Party's counsel, the Disclosing Party is legally required to disclose, and the Disclosing Party will use its best efforts to obtain assurances that confidential treatment will be accorded to such information.

          (c)   The obligations of each Buyer and the Selling Group under this
Section 5.08 do not apply to information which (i) at the time of disclosure is generally available to and known by the public other than as a result of disclosure in violation of clause (a) or (b) of this Section 5.08, (ii) was or becomes available to a party on a non-confidential basis from a source other than the other party or its agents or advisors; provided, however, that such source is not bound by a confidentiality agreement or obligation of secrecy in respect thereof or (iii) may be disclosed by Buyers pursuant to Section 13.01 hereof.

          (d) In the event that the transactions contemplated hereby are not consummated, all Confidential Information whether or not then in each parties' possession, and any copies thereof, or notes or extracts therefrom shall be returned to the other party, without retaining any copies thereof, and each party shall destroy, as soon as practicable, all copies of any analyses, studies, compilations or other documents prepared by it or any of its Representatives to the extent that they contain, reflect or are generated from any Confidential Information.

          (e) Each party acknowledges and agrees that any breach by it of the provisions of this Section 5.08 will cause the other party irreparable injury and damage, for which it cannot be adequately compensated in damages. Each party, therefore, expressly agrees that the other party shall be entitled to seek injunctive relief and/or other equitable relief to prevent any anticipatory breach or continuing breach of the provisions of this Section 5.08, or any part thereof, and to secure their enforcement. Nothing herein shall be construed as a waiver by a party of any right it may now have or hereafter acquire to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of a party under the provisions of this Section 5.08.

     Section 5.09 Names of Centers. Each Seller agrees that it will cooperate fully with the Buyers in preparing all filings and forms, if any, transferring the rights to use the name(s) of the Centers to Buyers.

     Section 5.10 Donors. Each of the Asset Companies agrees to assign to Newco or Newco's designee effective as of the Closing Date each of its contracts or arrangements relating to its donors (other than the Decatur Donor). To the extent any such donor contracts or arrangements are not assignable, each of the Asset Companies agrees that it shall release each of its donors from their present contracts or arrangements effective as of the Closing Date and will use its best efforts to ensure that such donors sign similar contracts or arrangements with Newco or Newco's designee effective as of the Closing Date.


                                  ARTICLE VI.

                    CONDITIONS TO EACH PARTY'S OBLIGATIONS

     The respective obligations of each party hereunder are subject to the satisfaction, at or before the Closing, of the conditions set out below.

     Section 6.01 Governmental Authorizations; Consents. Except as set forth on Schedule 6.01, the Sellers and the Buyers shall have obtained all Consents which are required for the consummation of the transactions contemplated under this Agreement and for Buyers to be able to continue to operate the Centers and draw and ship human blood plasma from the Centers immediately after consummation of this Agreement, in accordance with all applicable regulations.

     Section 6.02 Absence of Litigation. There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which (i) prohibits or makes illegal the purchase by the Buyers of the Assets or the Stock, (ii) would require the divestiture by the Buyers of all or a material portion of the Assets, the Stock, the Business or the assets of either Buyer as a result of the transactions contemplated hereby, or (iii) would impose limitations on the ability of either Buyer to effectively exercise full rights of ownership of the Assets, the Stock or of a material portion of the Business as a result of the transactions contemplated hereby.

     Section 6.03 No Injunction. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which either Buyer deems unacceptable in its sole discretion.


                                  ARTICLE VII.

                  CONDITIONS PRECEDENT TO BUYERS' OBLIGATIONS

     The obligation of the Buyers to purchase the Assets and the Stock is subject to the satisfaction, at or before the Closing, of the conditions set out below. The benefit of these conditions are for the Buyers only and may be waived in writing by any Buyer at any time in its sole discretion.

     Section 7.01 Accuracy of Representations and Warranties. The representations and warranties of each Seller and Company shall be true and correct in all respects as of the date when made and as of Closing Date as though made at that time, and the Buyers shall have received certificates attesting thereto from each Seller and Company signed by Savoy and a duly authorized officer of each Company, respectively.

     Section 7.02 Performance by Sellers and the Companies. Each Seller and Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, including, without limitation, the deliveries required under Section 2.02(c) and (d), and the Buyers shall have received certificates from each Seller and Company signed by Savoy and a duly authorized officer of each Company, respectively.

     Section 7.03 Opinion of Sellers' Counsel. Buyers shall have received from counsel to Sellers, an opinion of counsel satisfactory to Buyers, dated as of the Closing Date and addressed to the Buyers in the form annexed hereto as Exhibit E.

     Section 7.04 Non-Competition Agreements. Buyers shall have entered into a non-competition agreement, effective as of the Closing Date and in the form of Exhibit G, with Savoy.

     Section 7.05 QPP Certification. Except as set forth on Schedule 7.05, each Center shall be QPP certified and licensed by the FDA to collect and ship plasma under Section 3.21 of the Public Health Services Act and 21 CFR Part 600-640.76 as of the Closing Date.

     Section 7.06 Investigations. No investigation of the Companies by the Buyers nor any document delivered to the Buyers as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole judgement either Buyer, reflect in a material adverse way on any Company, the Assets, the Stock or the Business.

     Section 7.07   Casualty Losses; Material Change.  Except as set forth on
Schedule 7.07, since September 30, 1996, no Company shall have suffered (i) any material casualty loss, (ii) any material business interruption, (iii) any material labor difficulty or customer boycott or (iv) any material adverse change in its business, operations, prospects or financial condition.

     Section 7.08 Customer Consents. The consent of each customer of each Company listed on Schedule 7.08 including, but not limited to, Bayer, Baxter and Alpha, shall have been obtained to the transfer of the ownership of the Assets and the Stock.

     Section 7.09 Assets. The Assets shall be free and clear of liens, charges or encumbrances, except for those set forth on Schedule 3.27.

     Section 7.10 Standard Operating Procedures. The Buyers shall have received true and correct copies of each Companies' standard operating procedures accepted by the FDA and required by its customers.

     Section 7.11 Board of Directors. The Board of Directors of each of Nations and Bloomington and their respective Subsidiaries shall have duly resigned as of the Closing Date.

     Section 7.12 Employment Agreement. Seramune and Savoy shall have entered into a mutually satisfactory employment agreement.

     Section 7.13 Termination of Related Party Agreements. All existing agreements between each Company and Subsidiary on the one hand and Savoy or business or personal affiliates of any Company or Subsidiary or Savoy on the other hand, other than those set forth on Schedule 7.13 shall have been cancelled.

     Section 7.14 Repayment of Indebtedness. Prior to the Closing Date or simultaneously herewith, Savoy shall have repaid in full to each Company, (including its Subsidiaries) all amounts owing by Savoy or business or personal affiliates of any Company or Subsidiary or Savoy to such Company (including its Subsidiaries).

     Section 7.15 Real Estate Leases. The Buyer shall have received assignments and assumptions of leases in the form attached hereto as Exhibit F, and related estoppel certificates, lien waivers and consents of landlords, relating to the leased premises listed on Schedule 3.19.

     Section 7.16 Investment Representations. The Buyer shall have received investment representations in the form attached hereto as Exhibit H from each of the recipient(s) of the Note(s).

     Section 7.17 Certain Contracts. The Buyer shall have received copies of legal, valid and binding contracts, satisfactory to Buyers, for the sale and purchase of all of the plasma collected at the Lawton Center and the Waco Center.

     Section 7.18 Milwaukee Center. The Buyers shall have received (i) evidence satisfactory to them of the sale by Sellers of the real property located at 2111 West North Avenue, Milwaukee, Wisconsin to Plasma Rentals L.L.C. and (ii) a legal, valid and binding lease, satisfactory to Buyers, between Plasma Rentals L.L.C., as landlord, and Nations, as tenant, with respect to the real property located at 2111 West North Avenue, Milwaukee, Wisconsin.

     Section 7.19 Transition Agreement. The Buyers shall have entered into a transition agreement with Sellers in the form attached hereto as Exhibit I.


                                 ARTICLE VIII.

                CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS.

     The obligation of the Sellers to sell the Assets and the Stock is subject to the satisfaction, at or before the Closing, of the conditions set out below. The benefit of these conditions are for the Sellers only and may be waived by any Seller in writing at any time in its sole discretion.

     Section 8.01 Accuracy of Representations and Warranties. The representations and warranties of each Buyer shall be true and correct in all respects as of the date when made and as of the Closing Date, as though made at that time, and the Sellers shall have received a certificate attesting thereto signed by a duly authorized officer of each Buyer.

     Section 8.02 Performance by Buyer. Each Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, including, without limitation, the deliveries required by Section 2.02(a) and (b), and the Sellers shall have received a certificate of a duly authorized officer of each Buyer to such effect.


                                  ARTICLE IX.

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS.

     Except as otherwise specifically provided for herein, the representations, warranties, covenants and agreements of each Buyer, each Seller and each Company included or provided for herein, or in other instruments or agreements delivered or to be delivered at or prior to Closing in connection herewith, including the representations and warranties of all entities or persons made in the certificates to be delivered to the Buyers pursuant hereto (an "Ancillary Document"), and the obligation of each Buyer and each Seller to indemnify on account of a breach or violation thereof shall survive for a period of thirty-six (36) months following the Closing Date (or such longer period as set forth in the succeeding sentences). Similarly, the obligation of each Seller to indemnify the Buyer with respect to any liability of the Companies (other than Assumed Indebtedness), shall survive until such liability or claim is fully paid and discharged. There shall be no limit on the survival of the indemnification obligations of each Seller for breaches of the representations or warranties made by each Seller and Company as to the transfer of legal and valid title to the Assets and Stock and to environmental matters. The indemnification obligations of each Seller for breaches of the representations or warranties made by each Seller and Company with respect to Taxes or Tax matters shall survive until the expiration of the applicable statute of limitations. Notwithstanding anything herein to the contrary, if, prior to the expiration of any indemnification period, any Buyer, or any Seller, as the case may be, shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved before the expiration of such period, any representation, warranty, covenant or agreement that is the basis for such claim shall continue to survive and shall remain a basis for indemnity as to such claim until such claim is finally resolved. All statements contained herein and in the Schedules, the Financial Statements and the Ancillary Documents shall be deemed representations and warranties for all purposes of this Agreement. The respective representations and warranties of each Seller, each Company and each Buyer contained herein or in any other documents covered in the preceding sentence shall not be deemed waived or otherwise affected by any investigation made by any party hereto or any amendment or supplement to the schedules or exhibits hereto occurring after the signing of this Agreement.


                                   ARTICLE X.

                                INDEMNIFICATION.

     Section 10.01   General Indemnity.

     Subject to the limitations and other provisions of Article IX and this
Article X, each Seller agrees, jointly and severally, to indemnify and hold harmless each Buyer, their respective Affiliates (as defined below), Nations, Decatur, Bloomington and the successors and assigns of each of them, including entities providing financing to the Buyers in their capacity as successors or assigns of the Buyers, from, against and in respect of any and all liabilities (whether accrued, contingent or otherwise), damages, deficiencies, costs, claims, judgments, amounts paid in settlement, interest, penalties, assessments, out-of-pocket expenses (including reasonable attorneys' and auditors' fees and disbursements) or losses resulting from, incurred in connection with or arising out of (i) any matter set forth on Schedule 3.08,
(ii) the failure of the Companies or the Subsidiaries (or any predecessor) to have maintained professional and general liability insurance or workers compensation insurance prior to the date hereof, (iii) any breach or alleged breach of any representation, warranty, covenant or agreement of each Seller and Company, or any breach or alleged breach of the representations and warranties made in the Ancillary Documents and any actual or threatened action or proceeding in connection with any breach or alleged breach, (iv) any litigation to which the Buyers or any of their Affiliates is or becomes subject relating to the conduct of the Business on or prior to the Closing Date, (v) liabilities of the Companies, the Subsidiaries or Sellers and related liens, charges and encumbrances not specifically assumed in writing by Buyers hereunder and (vi) the failure of the Companies or the Subsidiaries to have been duly qualified or licensed to do business in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary ("Losses"). Each Buyer shall indemnify and hold harmless each Seller, their respective Affiliates and their successors and assigns from, against and in respect of any and all liabilities (whether accrued, contingent or otherwise), damages, deficiencies, costs, claims, judgments, amounts paid in settlement, interest, penalties, assessments, out-of-pocket expenses (including reasonable attorneys' and auditors' fees and disbursements) or losses resulting from, incurred in connection with or arising out of any breach or alleged breach of any representation, warranty, covenant or agreement of each Buyer and any actual or threatened action or proceeding in connection therewith. The party or parties being indemnified are referred to herein as the "Indemnitee" and the indemnifying party is referred to herein as the "Indemnitor". The term "Affiliate" or "Affiliated" or any similar term shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

     Section 10.02   Indemnification Procedure.

          (a) Any party who receives notice of a potential claim that may, in the judgment of such party, result in a Loss shall use all reasonable efforts to provide the parties hereto notice thereof, provided that failure or delay or alleged delay in providing such notice shall not adversely affect such party's right to indemnification hereunder. In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall assert a claim for indemnification by written notice (a "Notice") to the Indemnitor stating the nature and basis of such claim. In the case of Losses arising by reason of any third party claim, the Notice shall be given within 30 days of the filing or other written assertion of any such claim against the Indemnitee, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee.

          (b) In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the consent of the Indemnitee which consent shall not be unreasonably withheld) and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim. The Indemnitor shall, within 20 days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim. If (i) the Indemnitor shall decline to assume the defense of any such claim, (ii) the Indemnitor shall fail to notify the Indemnitee within 20 days after receipt of the Notice of the Indemnitor's election to defend such claim or (iii) the Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or in addition to those available to the Indemnitor or a conflict exists between the Indemnitor and the Indemnitee (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee), the Indemnitee shall defend against such claim and the Indemnitee may settle such claim without the consent of the Indemnitor, and Indemnitor may not challenge the reasonableness of any such settlement. The expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne and paid by the Indemnitor and the Indemnitor shall pay the Indemnitee, in immediately available funds, the amount of any Losses, as such Losses are incurred. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. In the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, the Indemnitor shall within 10 days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount pay to the Indemnitee, in immediately available funds, the amount of such Losses. Anything in this
Article X to the contrary notwithstanding, the Indemnitor shall not, without the Indemnitee's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnitee or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee, a release from all liability in respect of such claim.

          (c) The Purchase Price provided for herein shall be deemed excessive to the extent of the amount of any Losses for which the Sellers are obligated to indemnify the Buyers, and the Buyers shall be entitled to offset the amount of such Losses from amounts payable by Buyers pursuant to the Full Earn-Out (or any advances on account thereof), the Note, the Adjustment Amount and the Balance Sheet Adjustment.

          (d) The remedies provided for in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.


                                  ARTICLE XI.

                                  TERMINATION.

     Section 11.01 Right to Terminate. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing:

               (i) by mutual consent of any Buyer, on the one hand, and any Seller, on the other;

               (ii) by any Buyer or any Seller if the Closing shall not have occurred by April 30, 1997, provided, however, that the right to terminate this Agreement under this Section 11.01 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date;

               (iii) by any Buyer or any Seller if a court of competent
                     jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

               (iv) by any Seller if any Buyer (x) breaches its representations and warranties in any material respect, or
                     (y) fails to comply in any material respect with any of its covenants or agreements contained herein; or

               (v) by any Buyer if any Seller or any Company (x) breaches its representations and warranties in any material respect, or
                     (y) fails to comply in any material respect with any of its covenants or agreements contained herein.

     Section 11.02 Obligations to Cease. In the event that this Agreement shall be terminated pursuant to Section 11.01 hereof, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party except (i) for the obligations with respect to confidentiality contained in Section 5.08 hereof, (ii) as set forth in Section 13.02 hereof, and (iii) that nothing herein will relieve any party from liability for any breach of this Agreement.


                                  ARTICLE XII.

                         OBLIGATIONS AFTER THE CLOSING.

     Section 12.01 Tax Returns. Sellers shall file, on behalf of each Company and Subsidiary all Tax Returns for the periods ending before the Closing Date, and shall pay all Taxes with respect to each Company and Subsidiary for all periods through the Closing Date to the extent that these Taxes exceed Taxes payable listed on the Final Balance Sheet. Buyers shall have a reasonable opportunity to review any Tax Return prior to filing, which have not been filed as of the Closing Date, for a reasonable period of time prior to the filing thereof. Buyers shall be responsible for filing all Tax Returns relating to Nations and Bloomington and their Subsidiaries for all periods ending after the Closing Date.

     Section 12.02 Access to Information. Each Buyer, on the one hand, and each Seller on the other hand, shall provide the other with the right, at reasonable times and upon reasonable notice, to have access to, and to copy and use, any records or information and personnel which may be relevant in connection with any audit, FDA inquiry or other examination by any authority, or any judicial or administrative proceedings relating to the Assets, the Companies and their Subsidiaries or the Centers. The party requesting assistance hereunder shall reimburse the other party for reasonable expenses incurred in providing such assistance. Any information obtained pursuant to this Section shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested.

     Section 12.03 Employees and Employee Benefits. Sellers shall use their best efforts to make available to Buyers all employees of the Companies and the Subsidiaries on the Closing Date. Buyers shall have no obligations to hire any of the Companies or the Subsidiaries' employees. Sellers shall be solely responsible for the satisfaction of all claims for benefits brought by or in respect of any person who was an employee of the Companies or their Subsidiaries immediately prior to the Closing under any Plan or any government mandated benefits (worker's compensation and unemployment compensation) or otherwise, which claims are based on occurrences prior to the Closing, or as a result of the Closing, regardless of when notices of such claims were filed. Sellers shall retain responsibility for and shall indemnify and hold Buyers harmless with respect to all compensation payable, including with respect to the benefits or other liabilities payable with respect to all Plans, relating to employees of the Companies or their Subsidiaries who retired or terminated employment prior to the Closing. Sellers shall have no responsibility to provide benefits or government mandated benefits for claims arising out of events that occurred after the Closing Date; however, Sellers shall remain liable for any claims arising out of events that occurred prior to and on the Closing Date.

     On the Closing Date, Sellers shall retain or assume all liabilities of any kind or description (including, without limitation, disability payments, workers compensation awards and health benefits) with respect to any former employees (including, without limitation, retirees and disabled persons) as of the Closing Date.

     As of the Closing, employees of the Companies and their Subsidiaries who continue their employment with such entity shall not be restricted by the provisions of any employment agreement or noncompetition agreement between any such employee and Sellers or the Companies and their Subsidiaries, to the extent that such agreement would restrict such employees from engaging in any business conducted by such entity.

     Section 12.04 Tax Audits. Each party shall have the right, at its own expense, to control any audit or determination by any authority, initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes for any taxable period for which that party is charged with responsibility for filing a Tax Return under this Agreement; provided, however, that no Seller, on the one hand, or any Buyer, on the other, shall have the right to agree to any assessment, deficiency, settlement, or other adjustment or proposed adjustment of Taxes that would adversely affect the interests of the other without such other party's written consent, which consent shall not be unreasonably withheld. Sellers shall notify Buyers, and Buyers shall notify Sellers, as the case may be, if any taxing authority shall, upon audit or otherwise, propose in writing an adjustment to tax items which could give rise to a claim against or by Buyers.

     Section 12.05   Further Assurances.

          (a) Subject to the terms and conditions hereof, each Seller agrees that after the Closing Date they will (i) execute and deliver such documents to Buyers as Buyers may reasonably request in order to more effectively vest in Buyers good title to the Stock and the Assets and to consummate the transactions contemplated hereby and (ii) use their best efforts to facilitate the preparation of the calculation, documentation and payment of the adjustments required by Sections 1.05, 1.06, 1.07 and 1.08 hereof.

          (b) Each Seller agrees to use his best efforts to assist Buyers in the collection of accounts receivable included on the Balance Sheet.

          (c) Registration Obligations. Serologicals agrees, to the extent the Note is called for redemption, to use all reasonable efforts to register for resale the shares of its common stock issuable upon conversion of the Note(s); provided, however, the Company's obligations hereunder to effect such registration shall be deemed satisfied if at the time the holder of the Note(s) may sell the underlying shares of common stock pursuant to Rule 144 under the Securities Act of 1933, as amended.

     Section 12.06 Bulk Sales Compliance. The Buyers hereby waive compliance by the Sellers with the provisions of the Bulk Sales law of any state, if applicable to the transactions hereunder, and the Sellers agree to indemnify and hold the Buyers harmless from any liability incurred as a result of the failure to so comply.

     Section 12.07 Inventory. The Sellers will deliver, within 45 days from the Closing Date, a complete and accurate list of the inventory by product lines of each Company and Subsidiary as of September 30, 1996.


                                 ARTICLE XIII.

                                 MISCELLANEOUS.

     Section 13.01 Publicity. Sellers acknowledge that Buyers may, or may be required by applicable law to, make a public announcement or disclosure of this transaction, including the price and terms hereof, and Sellers consent to any such announcement or disclosure.

     Section 13.02 Costs. The Buyers on the one hand and the Sellers on the other each represent to the other that it has not used a broker in connection with the transactions contemplated by this Agreement. The Buyers on the one hand and the Sellers on the other shall each pay its own costs and expenses incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     Section 13.03 Headings. Subject headings are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

     Section 13.04 Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or sent by telecopy, on the business day after notice is delivered to a courier or mailed by express mail if sent by courier delivery service or express mail for next day delivery and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

     If to the Sellers to:

     Rodney L. Savoy
     105 Chapel Drive
     Lafayette, LA 70506

     Fax:  (318) 981-6248

     with a copy to:

     Barry J. Heinen
     1502 W. University
     Lafayette, LA 70506

     Fax:  (318) 232-4884

     and to:

     Paul J. Hebert
     Petroleum Tower
     Suite 200
     3639 Ambassador Caffrey Parkway
     Lafayette, LA 70503

     Fax:  (318) 988-3723

     If to the Buyers, to:

     Russell H. Plumb
     c/o Serologicals Corporation
     780 Park North Boulevard, Suite 110
     Clarkston, Georgia  30021
     Fax:  (404) 297-7933

     with a copy to:

     David S. Rosenthal, Esq.
     Shereff, Friedman, Hoffman & Goodman, LLP
     919 Third Avenue
     New York, New York  10022
     Fax:  (212) 758-9526

     Section 13.05 Assignment and Successors. Prior to Closing, neither the Buyers nor the Sellers shall assign any rights or delegate any duties hereunder without the prior written consent of the other, except that Buyers may designate an affiliate or subsidiary to fulfill its obligations hereunder or assert or enjoy any of its rights or benefits hereunder. At or after the Closing, the Buyers may assign their rights under this Agreement to its lenders as security for its obligations.

     Section 13.06 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

     Section 13.07 Governing Law; Forum; Process. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York as applied to contracts made and to be performed entirely in the State of New York without regard to principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Georgia or any federal court sitting in the State of Georgia for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of Georgia or any federal court sitting in the State of Georgia and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 13.08   Entire Agreement.  This Agreement, including the
Schedules hereto, sets forth the entire understanding and agreement and supersedes any and all other understandings, negotiations or agreements between the Sellers and the Buyers relating to the sale and purchase of the Assets and the Stock.

     Section 13.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

     Section 13.10 Severability. In the event that any one or more of the immaterial provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

     Section 13.11 No Prejudice. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

     Section 13.12 Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

     Section 13.13 Parties in Interest. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     Section 13.14 Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by all parties hereto.

     Section 13.15 Waiver. At any time prior to the Closing, any Buyer on the one hand or any Seller on the other may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions of the other contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

     Section XIII.16 Knowledge of Seller. References herein to the Companies' knowledge shall include the knowledge of Savoy.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                              SEROLOGICALS CORPORATION

                              By: __________________________________
                                 Name:
                                 Title:


                              SERAMUNE, INC.

                              By: __________________________________
                                 Name:
                                 Title:


                              SERONAT PLASMA, INC.


                              By: __________________________________
                                 Name:
                                 Title:


                              NATIONS BIOLOGICS, INC.

                              By: __________________________________
                                 Name:
                                 Title:


                              DECATUR PLASMA, INC.

                              By: __________________________________
                                 Name:
                                 Title:


                              BLOOMINGTON PLASMA, INC.

                              By: __________________________________
                                 Name:
                                 Title:


                              LAKE FOREST PLASMA CENTER, INC.

                              By: __________________________________
                                 Name:
                                 Title:


                              SOUTHWEST PLASMA COMPANY, INC.

                              By: __________________________________
                                 Name:
                                 Title:


                              RIVERFRONT PLASMA COMPANY, INC.

                              By: __________________________________
                                 Name:
                                 Title:


                              GREEN STREET BIOLOGICAL CORP.

                              By: __________________________________
                                 Name:
                                 Title:

                              SILVER STATE PLASMA PRODUCTS, INC.

                              By: __________________________________
                                 Name:
                                 Title:


                               __________________________________
                              RODNEY L. SAVOY

                               __________________________________
                              BARRY J. HEINEN


                               __________________________________
                              NOEL P. DRAGON, JR.



                              LA SAVOY FAMILLE, L.C.


                              By: __________________________________
                                 Name:
                                 Title:




                                  EXHIBITS

A     Form of Note
B     Bill of Sale
C     Assignment of Agreements
D     Assignment of Intellectual Property
E     Opinion of Counsel to the Sellers
F     Form of Assignment and Assumption of Lease
G     Non-Competition Agreement
H     Investment Representations
I     Transition Agreement



                                  Schedule 1

                                  LOCATIONS


1.     Alameda Plasma Center (El Paso, TX)

2.     American Biologicals, Inc. (Waco, TX)

3.     Southwest Plasma Co., Inc. (El Paso, TX)

4.     Bloomington Plasma, Inc. (Bloomington, IL)

5.     Cal Plasma (Oakland, CA)

6.     Decatur Plasma, Inc. (Decatur, IL)

7.     Green Street Biological Corp. (Champaign, IL)

8.     Gretna Plasma Center (Gretna, LA)

9.     Lake Charles Plasma Center (Lake Charles, LA)

10.     Lakeforest Plasma Center, Inc. (New Orleans, LA)

11.     Melrose Plasma (Melrose Park, IL)

12.     Milwaukee Plasma Center(Milwaukee, WI)

13.     National Biologicals, Inc. (Lawton, OK)

14.     Riverfront Plasma Co., Inc. (Phoenix City, AL)

15.     South Alameda Plasma Center (El Paso, TX)

16.     Tuscaloosa Plasma Center (Tuscaloosa, AL)